                                                                   Exhibit 10.25



                                                                  EXECUTION COPY





                  RECEIVABLES FUNDING AND SERVICING AGREEMENT


                           Dated as of April 14, 1994


                                  by and among


                     CARLISLE PLASTICS FUNDING CORPORATION,

                                  as Borrower,


                        REDWOOD RECEIVABLES CORPORATION,

                                   as Lender,


                            CARLISLE PLASTICS, INC.,

                                  as Servicer


                                      and


                     GENERAL ELECTRIC CAPITAL CORPORATION,

                    as Operating Agent and Collateral Agent

                               TABLE OF CONTENTS

                                                                                                                         Page

                                   ARTICLE I

                                  DEFINITIONS


 SECTION 1.01.    Certain Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
 SECTION 1.02.    Other Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
 SECTION 1.03.    Interpretation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
 SECTION 1.04.    Rounding. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

                                  ARTICLE II

                             COMMITMENT; ADVANCES
 SECTION 2.01.    Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
 SECTION 2.02.    Optional Changes in
                  Commitment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
 SECTION 2.03.    Notices Relating to Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
 SECTION 2.04.    Disbursement of Loan Proceeds.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
 SECTION 2.05.    Note.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
 SECTION 2.06.    Principal Repayments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
 SECTION 2.07.    Interest.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
 SECTION 2.08.    Fees.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
 SECTION 2.09.    Time and Method of Payments.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
 SECTION 2.10.    Additional Costs; Capital Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
 SECTION 2.11.    Breakage Costs.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

                                  ARTICLE III

                             CONDITIONS TO LENDING


 SECTION 3.01.    Conditions Precedent to Effectiveness of
                  Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
 SECTION 3.02.    Conditions Precedent to All Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

 SECTION 4.01.    Representations and Warranties of the
                  Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
 SECTION 4.02.    Representations and Warranties of the
                  Borrower With Respect to the Parent and
                  the Transferred Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
 SECTION 4.03.    Representations and Warranties of the
                  Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

                                   ARTICLE V

                       GENERAL COVENANTS OF THE BORROWER

 SECTION 5.01.    Affirmative Covenants of the Borrower . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
 SECTION 5.02.    Reporting Requirements of the Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
 SECTION 5.03.    Negative Covenants of the Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

                                  ARTICLE VI

                        COLLECTIONS AND DISBURSEMENTS

 SECTION 6.01.    Establishment of Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
 SECTION 6.02.    Funding of Collection Account.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
 SECTION 6.03.    Daily Disbursements From the Collection
                  Account - Revolving Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
 SECTION 6.04.    Disbursements From the Retention Account
                  - Settlement Date Procedures - Revolving
                  Period. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
 SECTION 6.05.    Liquidation Settlement Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
 SECTION 6.07.    Investment of Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
 SECTION 6.08.    Termination Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

                                 ARTICLE VII

                         APPOINTMENT OF THE SERVICER

 SECTION 7.01.    Appointment of the Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
 SECTION 7.02.    Duties and Responsibilities of the
                  Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
 SECTION 7.03.    Authorization of the Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
 SECTION 7.04.    Servicing Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
 SECTION 7.05.    Negative Covenants of the Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
 SECTION 7.06.    Financial Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
 SECTION 7.07.    Reporting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
 SECTION 7.08.    Annual Statement as to Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68

 SECTION 7.09.    Annual Independent Public
                  Accountants' Servicing and
                  Compliance Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
 SECTION 7.10.    Termination of Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

                                 ARTICLE VIII

                         GRANT OF SECURITY INTERESTS

 SECTION 8.01.    Borrower's Grant of Security Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
 SECTION 8.02.    Lender's Assignment and Grant of Security
                  Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
 SECTION 8.03.    Consent to Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72

 SECTION 8.04.    Delivery of Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
 SECTION 8.05.    Borrower Remains Liable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
 SECTION 8.06.    Covenants of the Borrower and Servicer
                  Regarding the Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73

                                  ARTICLE IX

                              TERMINATION EVENTS

 SECTION 9.01.    Termination Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
 SECTION 9.02.    Events of Servicer Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79

                                  ARTICLE X

                                   REMEDIES

 SECTION 10.01.   Actions Upon Termination Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
 SECTION 10.02.   Receipt of Payments in Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
 SECTION 10.03.   Application of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
 SECTION 10.04.   Exercise of Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
 SECTION 10.05.   Severability of Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
 SECTION 10.06.   Waiver of Appraisement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
 SECTION 10.07.   Power of Attorney . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
 SECTION 10.08.   Continuing Security Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84

                                  ARTICLE XI

                              SUCCESSOR SERVICER

 SECTION 11.01.   Servicer Not to Resign  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
 SECTION 11.02.   Appointment of the Successor Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
 SECTION 11.03.   Duties of the Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
 SECTION 11.04.   Effect of Termination or Resignation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85

                                 ARTICLE XII

                               INDEMNIFICATION

 SECTION 12.01.   Indemnities by the Borrower . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
 SECTION 12.02.   Indemnities by the Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87

                                 ARTICLE XIII

                               OPERATING AGENT

 SECTION 13.01.   Authorization and Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
 SECTION 13.02.   Reliance, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
 SECTION 13.03.   GE Capital and Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89

                                  ARTICLE XIV

                                 MISCELLANEOUS

         SECTION 14.01.   Notices, Etc. . . . . . . . . . . . . . . . . . . . . . .  89
         SECTION 14.02.   Binding Effect; Assignability . . . . . . . . . . . . . .  89
         SECTION 14.03.   Costs, Expenses and Taxes . . . . . . . . . . . . . . . .  90
         SECTION 14.04.   Confidentiality . . . . . . . . . . . . . . . . . . . . .  91
         SECTION 14.05.   No Proceedings  . . . . . . . . . . . . . . . . . . . . .  91
         SECTION 14.06.   Amendments; Waivers; Consents . . . . . . . . . . . . . .  92
         SECTION 14.07.   GOVERNING LAW; CONSENT TO
                          JURISDICTION; WAIVER OF JURY
                          TRIAL.  . . . . . . . . . . . . . . . . . . . . . . . . .  92
         SECTION 14.08.   Execution in Counterparts; Severability . . . . . . . . .  93
         SECTION 14.09.   Descriptive Headings  . . . . . . . . . . . . . . . . . .  93


EXHIBITS
- - --------

         A.      Borrower Notice
         B.      Borrowing Base Certificate
         C.      Receivables Sale Agreement
         D.      Form of Note
         E.      Officer's Certificate of Parent
                   as to Borrower's Solvency
         F.      Officer's Certificate of Borrower
         G.      Officer's Certificate of Servicer
         H.      Opinion of Counsel
         I.      Monthly Report

SCHEDULES
- - ---------

         1.      Concentration Limits
         2.      Additional Criteria and Requirements for Eligible
                 Receivables
         3.      List of Excluded Customers (including Annex A - Form of  amending letter)
         4.      Calculation of Income Discount Amount
         5.      Calculation of Daily Interest
         6.      Addresses for Notices and other Offices of the Borrower
         7.      Former names, assumed names, "dba" names, etc.
                 Borrower
         8.      List of Lockboxes and Lockbox Accounts
         9.      Servicer Financial Covenants

                 RECEIVABLES FUNDING AND SERVICING AGREEMENT, dated as of April 14, 1994 (the "Agreement") by and among CARLISLE PLASTICS FUNDING CORPORATION, a Delaware corporation (the "Borrower"), REDWOOD RECEIVABLES CORPORATION, a Delaware corporation, as Lender (as such, together with its successors and assigns, the "Lender"), GENERAL ELECTRIC CAPITAL CORPORATION, in its capacity as operating agent hereunder (as such, together with its successors and assigns, the "Operating Agent") and in its capacity as Collateral Agent for the Liquidity Agent, the Liquidity Lenders, the Letter of Credit Agent, the Letter of Credit Providers and the CP Holders (as such, together with its successors and assigns, the "Collateral Agent") and CARLISLE PLASTICS, INC., a Delaware corporation (as such, together with its successors and assigns, the "Parent"), as servicer hereunder (as such, together with its successors and permitted assigns, the "Servicer").

                              W I T N E S S E T H:

                 WHEREAS, the Borrower is a wholly-owned, bankruptcy-remote subsidiary of the Parent;

                 WHEREAS, the Borrower has been formed for the sole purpose of purchasing and financing certain trade and other receivables owned by the Parent and purchased by or contributed to the Borrower pursuant to the Receivables Sale Agreement, dated as of April 14, 1994 (the "Receivables Sale Agreement"), by and between the Parent and the Borrower;

                 WHEREAS, the Borrower and the Lender intend that the Lender will make advances to the Borrower from time to time, such advances to be secured by all receivables and other collateral owned by the Borrower;

                 WHEREAS, the Operating Agent has been requested and is willing to act as operating agent on behalf of the Lender in connection with the making and financing of such advances;

                 WHEREAS, in order to effectuate the purposes of this Agreement, the Lender and the Operating Agent desire that a servicer be appointed to perform certain servicing, administrative and collection functions in respect of the receivables financed by the Lender under this Agreement;

                 WHEREAS, the Parent has been requested and is willing to act as the Servicer; and

                 WHEREAS, in order to secure the advances made to the Borrower by the Lender, the Borrower intends to grant to the Lender a security interest in such receivables and other collateral owned by the Borrower, and the Lender intends to assign such security interest to the Collateral Agent and to grant to the Collateral Agent a security interest in certain other collateral.

                 NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.01. Certain Defined Terms. As used herein, the following terms shall have the following meanings:

                 "Accrued Monthly Interest and Unused Facility Fees" means for any day within a Settlement Period, the sum of the Daily Interest and Daily Unused Facility Fees calculated for each day from and including the first day of the Settlement Period through and including the day for which the calculation is being made.

                 "Additional Amounts" means any amounts payable to any Affected Party under Sections 2.10 and 2.11.

                 "Additional Costs" has the meaning specified in Section
2.10(b).

                 "Administration Fee" means a fee payable by the Borrower to the Lender in the amount of $25,000 on the Effective Date and thereafter upon each anniversary of the Effective Date.

                 "Advance" has the meaning set forth in Section 2.01.

                 "Advance Rate" means, for any date within a Settlement Period, a percentage equal to 100% minus the Lender Discount Rate then in effect.

                 "Advances Available" means, on any day, an amount equal to the excess of Availability over Advances Outstanding (prior to giving effect to any Advances to be issued on such day).

                 "Advances Outstanding" means, for any day, the aggregate principal amount of Advances outstanding on such day, after giving effect to all repayments and issuances of Advances on such day.

                 "Adverse Claim" means any claim of ownership or any lien, security interest, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a lien or security interest, other than the security interest created under this Agreement or the Collateral Agent Agreement.

                 "Affected Party" means the Lender, any of the Liquidity Lenders, the Operating Agent, any of the Letter of Credit Providers, the Collateral Agent, or any affiliate of the foregoing persons.

                 "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person within the meaning of control under Section 15 of the Securities Act of 1933, as amended.

                 "Agreement" means this Receivables Funding and Servicing Agreement, among the Borrower, the Lender, the Servicer, the Operating Agent and the Collateral Agent.

                 "Authorized Officer" means, with respect to any corporation, the Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer, any Assistant Secretary, any Assistant Treasurer and each other officer of such corporation specifically authorized in resolutions of the Board of Directors of such corporation to sign agreements, instruments or other documents in connection with this Agreement.

                 "Availability" means, as of any date, the least of (a) (i) the Borrowing Base as of such date, times (ii) the Advance Rate, minus (iii) the Income Discount Amount, (b) the Maximum Facility Commitment then in effect, or
(c) 80% of the Outstanding Balance of Eligible Receivables determined as of the end of the previous month.

                 "Average Outstanding Balance of all Transferred Receivables" means, for any period, the sum of the Outstanding Balance of Transferred Receivables (other than Defaulted Receivables) on each day during such period, divided by the number of days in such period.

                 "Billed Amount" means, with respect to any Receivable, the net amount billed on the Billing Date to the related Obligor with respect thereto.

                 "Billing Date" means the date on which the invoice with respect to a Receivable was generated by the related Obligor.

                 "Borrower" means Carlisle Plastics Funding Corporation, a Delaware corporation.

                 "Borrower Account Collateral" has the meaning specified in
Section 8.01(c).

                 "Borrower Assigned Agreements" has the meaning specified in
Section 8.01(b).

                 "Borrower Collateral" has the meaning specified in Section
8.01.

                 "Borrower LOC Draws" means any payments made to the Lender in connection with the Letter of Credit and allocated to the Borrower.

                 "Borrower Notice" means a notice in the form of Exhibit A, setting forth the information required by Section 2.03(b).

                 "Borrower Secured Obligations" means all obligations of every nature of the Borrower (other than to the Parent or Servicer), now or hereafter existing, under this Agreement, the Note, and any promissory note or other document or instrument delivered pursuant to such documents, and all amendments, extensions or renewals hereof or thereof, whether for principal, interest, fees, expenses or otherwise, whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred and all or any portion of such obligations that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Lender, the Operating Agent or the Collateral Agent as a preference, fraudulent transfer or otherwise.

                 "Borrower's Net Worth" means, with respect to the Borrower, the total assets less the total liabilities of the Borrower.

                 "Borrower's Share" means the ratio of the Maximum Facility Commitment to the aggregate maximum commitments under this Agreement and all Other Funding Agreements.

                 "Borrowing Base" means, as of the date of its computation, an amount equal to (a) the aggregate Outstanding Balance of Transferred Receivables that are Eligible Receivables, plus (b) an amount equal to the Outstanding Balance of Eligible Receivables to be purchased by or contributed to the Borrower on that date, minus (c) the sum of the Concentration Discount Amounts for all Obligors in respect of such Eligible Receivables, minus (d) the total amount of Promotional Allowance Reserve and Deductions in respect of such Eligible Receivables, minus (e) Collections received in respect of Transferred Receivables since the end of the period covered by the most recent Borrowing Base Certificate, plus (f) the Estimated Outstanding Balance of New Receivables.

                 "Borrowing Base Certificate" means an Officer's Certificate in the form of Exhibit B, computing for any Business Day the Borrowing Base, the Availability and any net increase or decrease in the Availability since the date of the previous Borrowing Base Certificate and New Advances Available.

                 "Borrowing Excess" means, for any date, as disclosed in the most recently submitted Borrowing Base Certificate, the extent to which the then Advances Outstanding exceeds the Availability as of such date.

                 "Breakage Costs" has the meaning specified in Section 2.11.

                 "Business Day" means any day of the year other than a Saturday, Sunday or any day on which banks generally are required, or authorized, to close in New York, New York.

                 "Cash Interest Expense" means, with respect to any Person for any period, the amount of cash interest payable on all Debt of such Person and its consolidated Subsidiaries.

                 "Change in Control" means the time when (i) any Person or "group" has acquired "beneficial ownership" (as such terms are defined under Section 13d-3 of and Regulation 13D under the Securities Exchange Act of 1934, as amended), either directly or indirectly, of outstanding shares of Stock of the Parent having more than fifty percent (50%) of the voting power for the election of directors of the Parent under ordinary circumstances or (ii) more than fifty percent (50%) of the members of the Parent's board of directors shall have been replaced by new directors not nominated for membership on the board by a majority of directors who were directors on the Effective Date.

                 "Collateral" means, collectively, the Borrower Collateral pledged by the Borrower in Section 8.01 and the Lender Collateral pledged and assigned by the Lender in Section 8.02.

                 "Collateral Account" means the account maintained with the Depositary described in Section 6.01(d).

                 "Collateral Agent" means GE Capital or such other party designated as agent for the secured parties under the Collateral Agent Agreement.

                 "Collateral Agent Agreement" means the Collateral Agent Agreement, dated as of March 15, 1994, entered into by the Lender with the Collateral Agent, the Letter of Credit Agent, the Liquidity Agent and the Depositary.

                 "Collateral Agent Fees" means the fees paid to the Collateral Agent under the Collateral Agent Agreement.

                 "Collection Account" means the Eligible Bank Account maintained with the Depositary described in Section 6.01(b).

                 "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable.

                 "Commercial Paper" means commercial paper issued by the Lender.

                 "Commercial Paper Notes" mean promissory notes of the Lender issued with respect to Commercial Paper.

                 "Commitment Termination Date" means the earlier of (a) the date so designated pursuant to Section 9.01 as a result of a Termination Event, and (b) the Final Maturity Date; provided, however, that if the Borrower has not on or before the 90th day prior to the Final Maturity Date (i) entered into an agreement with the Lender and the Operating Agent renewing or extending the Final Maturity Date, or (ii) entered into a firm commitment with a counterparty, acceptable to the Operating Agent, to purchase from the Lender at par plus accrued Interest all Advances Outstanding as of the Final Maturity Date, then the Commitment Termination Date shall be the date that is 90 days prior to the Final Maturity Date.

                 "Concentration Discount Amount" means, with respect to any Obligor, on any date after giving effect to all Eligible Receivables to be purchased on such date, the amount by which the Outstanding Balance of Eligible Receivables payable by such Obligor exceeds either (a) the Dollar amount set forth on Schedule 1, or (b) the product of (i) such Obligor's Concentration Limit Percentage set forth on Schedule 1 and (ii) the Outstanding Balance of all Transferred Receivables that are Eligible Receivables on such date. The Concentration Discount Amount may be changed at any time at the sole discretion of the Operating Agent.

                 "Concentration Limit Percentage" means, with respect to any Obligor, the maximum percentage that such Obligor's Outstanding Balance of Eligible Receivables may be of the Outstanding Balance of all Eligible Receivables that are Transferred Receivables at such time, as determined by the Operating Agent (subject to written confirmation from the Rating Agency that such Concentration Limit Percentages shall not result in a withdrawal or reduction of the then current rating by such Rating Agency of the Commercial Paper) and notified to the Borrower in writing (such initial notification is attached as Schedule 1 hereto.)

                 "Contract" means an agreement (or agreements, including an invoice or invoices) pursuant to, or under which, an Obligor shall be obligated to pay for services rendered or merchandise or goods sold to such Obligor by the Parent from time to time.

                 "CP Holder" means any Person holding record or beneficial ownership of Commercial Paper.

                 "Credit and Collection Policies" means the credit, collection, customer relations and service policies of the Parent in effect on the Effective Date, as set forth in writing and delivered to the Lender, the Operating Agent and the Collateral Agent on or before the Effective Date pursuant to Section 3.01(q), and, as such policies may hereafter be amended, modified or supplemented from time to time with the written consent of the Operating Agent.

                 "Daily Average Advances Outstanding" means, for any Settlement Period, the sum of the Advances Outstanding for each day in such Settlement Period, divided by the number of days in such Settlement Period.

                 "Daily Borrowing Rate" has the meaning specified in Schedule 5 to this Agreement.

                 "Daily Interest" has the meaning specified in Schedule 5 to this Agreement.

                 "Daily Unused Facility Fee" means a fee payable by the Borrower to the Lender for each day in an amount equal to the product of (a)(i) the Unused Facility Fee Rate, divided by (ii) 360; times (b) the excess, if any, of (i) the Maximum Facility Commitment, minus (ii) Advances Outstanding.

                 "Dealer" means any dealer under a Dealer Agreement.

                 "Dealer Agreement" means any dealer agreement entered into by the Lender for the distribution of Commercial Paper.

                 "Debt" of any Person means (a) indebtedness of such Person for borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) obligations of such Person to pay the deferred purchase price of property or services, (d) obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (e) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (f) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) above, and (g) liabilities in respect of unfunded vested benefits under plans covered by ERISA. For the purposes hereof, the term "guarantee" shall include any agreement, whether such agreement is on a contingency or otherwise, to purchase, repurchase or otherwise acquire Debt of any other Person, or to purchase, sell or lease, as lessee or lessor, property or services, in any such case primarily for the purpose of enabling another person to make payment of Debt, or to make any payment (whether as an advance, capital contribution, purchase of an equity interest or otherwise) to assure a minimum equity, asset base, working capital or other balance sheet or financial condition, in connection with the Debt of another Person, or to supply funds to or in any manner invest in another Person in connection with Debt of such Person.

                 "Deductions" means unpaid amounts on Transferred Receivables identified but not yet recognized and resulting from credits, discounts, rescissions, merchandise returns, contractual allowances, compromises, adjustments, extensions or other non-cash deductions (other than Promotional Allowances).

                 "Default Factor" means, for any date within a Settlement Period, an amount equal to (a) the Default Factor Multiple, multiplied by (b) a fraction expressed as a decimal, (i) the numerator of which is the aggregate Outstanding Balance of all Receivables originated by the Parent and the Seller Subsidiaries that became Defaulted Receivables (as of the date they became Defaulted Receivables) during the previous 12 fiscal month period ending prior to the first day of such Settlement Period (provided, however, that with respect to fiscal months occurring prior to January 1, 1994, the Outstanding Balance of all Receivables originated by the Parent and the Seller Subsidiaries that became Defaulted Receivables during such fiscal month or months shall be deemed to be an amount equal to 75% of all Receivables originated by the Parent and the Seller Subsidiaries that became Delinquent Receivables) and (ii) the denominator of which is the Parent's Sales during such 12 fiscal month period, as determined by the Operating Agent on the Business Day prior to such Settlement Period.

                 "Default Factor Multiple" means, as of the Effective Date,
3.0. The Default Factor Multiple may subsequently be adjusted on a monthly basis by the Operating Agent in its sole discretion. In any event, the Default Factor Multiple will not be less than 3.0.

                 "Default Ratio" means, as of any Settlement Date, the ratio (expressed as a percentage) computed by dividing

                          (a) the aggregate Outstanding Balance of all Transferred Receivables that are Defaulted Receivables (determined as of the date they became Defaulted Receivables) as of the end of the prior Settlement Period by

                          (b) the Outstanding Balance of all Transferred Receivables on the last day of the second preceding Settlement Period.

                 "Defaulted Receivable" means a Receivable (a) as to which any payment, or part thereof, remains unpaid for more than 90 days from the Maturity Date of such Receivable, or (b) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in
Section 9.01(c) in respect of the Obligor, or (c) which otherwise would be determined to be uncollectible and written off in keeping with the Credit and Collection Policies.

                 "Delinquency Ratio" means, as of any Settlement Date, the ratio (expressed as a percentage) computed by dividing

                          (a) the aggregate Outstanding Balance of all Transferred Receivables that were Delinquent Receivables as of the last day of the prior Settlement Period by

                          (b) the Outstanding Balance of all Transferred Receivables on the last day of such prior Settlement Period.

                 "Delinquent Receivable" means any Receivable, other than a Defaulted Receivable, as to which any payment, or part thereof, remains unpaid for more than 60 days past its Maturity Date.

                 "Depositary" means Bankers Trust Company, or any other Person designated as the successor Depositary from time to time in its capacity as issuing and paying agent or trustee in connection with the issuance of Commercial Paper by the Lender.

                 "Depositary Fee" means the fee paid to the Depositary in connection with the issuance of Commercial Paper by the Lender.

                 "Dilution Factor" means, for any date within a Settlement Period, an amount equal to the product of (a) the Dilution Multiple and (b) a fraction expressed as a decimal, (i) the numerator of which is the amount of dilutions representing all non-cash reductions of Receivables (other than Defaulted Receivables and deductions for Promotional Allowances) from the Parent's Sales over the 12 fiscal month period ending prior to such Settlement Period, and (ii) the denominator of which is such Parent's Sales for such 12 fiscal month period, as determined by the Operating Agent on the Business Day prior to such Settlement Period.

                 "Dilution Multiple" means, as of the Effective Date, 2.0. The Dilution Multiple may subsequently be adjusted on a monthly basis by the Operating Agent in its sole discretion. In any event, the Dilution Multiple will not be less than 2.0.

                 "Dilutions-to-Collections Ratio" means, as of any Settlement Date, the ratio (expressed as a percentage) computed by dividing

                                  (a)      the aggregate unpaid amounts on all
         Transferred Receivables resulting from credits, discounts, rescissions, merchandise returns, contractual allowances, compromises, adjustments, extensions or other non-cash deductions (other than Promotional Allowances) during the preceding three Settlement Periods;

         by

                                  (b)      the aggregate amount of all
         Collections on Transferred Receivables during such Settlement Periods.

                 "Dollar" and "$" means lawful currency of the United States of America.

                 "Early Termination Premium" has the meaning set forth in
Section 2.02(c).

                 "Effective Date" means April 15, 1994.

                 "Eligible Bank Account" means (a) a segregated deposit account maintained with a depositary institution or trust company whose short-term debt obligations are rated at least A-1+ by S&P and P-1 by Moody's or (b) a segregated account (maintained in the corporate trust department of such depository institution or trust) which may be an account maintained with the Depositary, which is maintained with a depository institution or trust company whose long term unsecured debt obligations are rated at least BBB- by S&P and Baa3 by Moody's, or (c) a segregated trust account or similar account maintained with a federally or state chartered depository institution subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. Section 9.10(b) as in effect on the Effective Date.

                 "Eligible Customer" means any Obligor which has not been designated by the Operating Agent as an Excluded Customer.


                 "Eligible Receivable" means, at any time, a Receivable:

                          (a) (i) which is a liability of an Eligible Customer organized under the laws of any jurisdiction in the United States and having its principal office in the United States, or (ii) if located outside the United States, such Receivable is covered by an acceptable letter of credit (to the extent the aggregate Outstanding Balance of such Receivables is 3% or less of the aggregate Outstanding Balance of all Eligible Receivables);

                          (b) which is denominated and payable in Dollars in the United States;

                          (c) which is not and will not be subject to any right of rescission, set-off (other than Promotional Allowances and Deductions), recoupment, counterclaim or defense, whether arising out of transactions concerning the related Contract or otherwise;

                          (d) which is not a Delinquent Receivable or a Defaulted Receivable;

                          (e) which does not represent "billed but not yet shipped" goods or merchandise, unperformed services, consigned goods or "sale or return" goods;

                          (f)     as to which the representations and
         warranties of Section 4.02(c) are true and correct in all respects as of the date of its inclusion in any Borrowing Base Certificate;

                          (g) which has a Maturity Date no later than (i) 60 days from its Billing Date or (ii) such longer period of time, not in excess of 90 days, to the extent the aggregate Outstanding Balance of such Receivables is 6% or less of the aggregate Outstanding Balance of all Transferred Receivables; and

                          (h) which complies with such other criteria and requirements as the Operating Agent may from time to time specify to the Borrower following 30 days' prior notice

         (such other criteria and requirements initially being described on Schedule 2 to this Agreement).

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and the regulations promulgated thereunder.

                 "Estimated Outstanding Balance of New Receivables" means, on any day, the aggregate Outstanding Balance of Eligible Receivables that the Operating Agent reasonably estimates have been originated since the date of the most recent Borrowing Base Certificate, based on (a) historical experience with respect to the origination of Receivables and (b) significant changes that will affect the then-current size and scope of the business of the Parent and its Subsidiaries, not to exceed Collections for such period.

                 "Event of Servicer Termination" has the meaning specified in
Section 9.02.

                 "Excluded Customer" means an Obligor which is (a) an Affiliate of the Parent or the Borrower, (b) a Governmental Authority, (c) bankrupt, insolvent, unable to make payment of its obligations when due, the debtor in a voluntary or involuntary bankruptcy proceeding, or the subject of a comparable receivership or insolvency proceeding, (d) placed by the Parent on restricted credit terms, (e) in litigation with the Borrower, the Parent or any Seller Subsidiary, (f) an Obligor owing Receivables 50% or more of which are Delinquent Receivables or (g) an Obligor listed on Schedule 3 hereof as revised from time to time pursuant to a letter in the form of Annex A thereto.

                 "Facility Structuring Fee" means a non-refundable fee equal to $190,000.

                 "Final Maturity Date" means April 14, 1999.

                 "Funding Date" means each day on which an Advance is made.

                 "GAAP" means generally accepted accounting principles as in effect in the United States, consistently applied, as of the date of such application.

                 "GE Capital" means General Electric Capital Corporation.

                 "Governmental Authority" means the United States of America, any state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions thereof or pertaining thereto.

                 "Governmental Consents" has the meaning specified in Section 4.02(a)(xv).

                 "Incipient Event" means an event which, upon the giving of notice or the passage of time, or both, would become a Termination Event.

                 "Income Discount Amount" means the amount calculated by the Operating Agent, from time to time at its discretion, as set forth on Schedule 4.

                 "Indemnified Amounts" has the meaning specified in Section 12.01(a).

                 "Indemnified Party" has the meaning specified in Section 12.01(a).

                 "Interest", for any period, means the sum of the Daily Interest for each day in such period, as more fully specified in Schedule 5.

                 "Interest and Fees Shortfall" means, for any day within a Settlement Period, the amount, if any, by which the Accrued Monthly Interest and Unused Facility Fees calculated as of that day exceed the Retained Monthly Interest and Unused Facility Fees as of that same day.

                 "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time.

                 "Investments" means, with respect to any Borrower Account Collateral or Lender Account Collateral, the certificates, instruments or other Permitted Investments in which amounts in such account are invested from time to time.

                 "Lender" means Redwood Receivables Corporation, a Delaware corporation.

                 "Lender Account Collateral" has the meaning specified in
Section 8.02(c).

                 "Lender Assigned Agreements" has the meaning specified in
Section 8.02(b).

                 "Lender Collateral" has the meaning specified in Section 8.02.

                 "Lender Discount Rate" means a decimal equal to the sum of (a) the Dilution Factor and (b) the Default Factor.

                 "Lender Secured Obligations" means all obligations of every nature of the Lender to the Collateral Agent, the CP Holders, the Depositary, the Liquidity Agent, the Liquidity Lenders, the Letter of Credit Agent and the Letter of Credit Providers now or hereafter existing under this Agreement, the Commercial Paper, the Depositary Agreement, the Collateral Agent Agreement, the Liquidity Loan Agreement, the Letter of Credit Agreement and any promissory note or other document or instrument delivered pursuant to such documents, whether for principal, interest, fees, expenses or otherwise, whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred and all or any portion of such obligations that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any Lender Secured Party as a preference, fraudulent transfer or otherwise.

                 "Lender Secured Parties" has the meaning specified in Section 8.02.

                 "Letter of Credit" means the letter of credit, dated April 12, 1994, provided by the Letter of Credit Providers pursuant to the Letter of Credit Agreement.

                 "Letter of Credit Agent" means GE Capital, in its capacity as agent for the Letter of Credit Providers under the Letter of Credit Agreement, and its successors and permitted assigns in such capacity.

                 "Letter of Credit Agreement" means the Letter of Credit Reimbursement Agreement, dated as of March 15, 1994, entered into by the Lender, the Letter of Credit Agent and the Letter of Credit Providers.

                 "Letter of Credit Providers" means, initially, GE Capital, as provider of the Letter of Credit under the Letter of Credit Agreement, and thereafter its successors and any permitted assigns in such capacity.

                 "Liquidity Agent" means GE Capital and its successors and assigns as agent for the Liquidity Lenders pursuant to the Liquidity Loan Agreement.

                 "Liquidity Lenders" means, collectively, GE Capital and any other provider of Liquidity Loans under the Liquidity Loan Agreement.

                 "Liquidity Loan Agreement" means the Liquidity Loan Agreement, dated as of March 15, 1994, entered into by the Lender, the Liquidity Lenders and the Liquidity Agent in connection with the provision of liquidity support for the Lender.

                 "Liquidity Loans" means borrowings by the Lender under the Liquidity Loan Agreement.

                 "Loans" means any indebtedness issued by an Affected Party, including Advances, Borrower LOC Draws and Liquidity Loans.

                 "Lockbox" has the meaning specified in Section 6.01(a)(ii).

                 "Lockbox Account" means each of the segregated deposit accounts described in Section 6.01(a) in the name of the Borrower, the Lender and the Parent, into which all Collections in respect of Transferred Receivables shall be deposited.

                 "Lockbox Agreement" means each of the agreements among the Parent, the Borrower, the Operating Agent, the Lender and the Lockbox Bank with respect to the related Lockbox Account, (a) providing that all Collections therein shall be remitted directly to the Collection Account within one Business Day of receipt, (b) providing that such depositary institution waives its rights of set-off with respect to the Lockbox Account, and (c) otherwise satisfactory to the Operating Agent.

                 "Lockbox Bank" means each of Bank of Boston, Branch Banking & Trust, Midlantic National Bank, Wells Fargo, First Bank Minneapolis and Bank of Montreal.

                 "Maturity Date", for any Receivable, means the due date for payment specified in the related Contract, or, if no date is specified, 60 days from the Billing Date.

                 "Maximum Facility Commitment" means $35,000,000, as such amount may be subject to reduction in accordance with Section 2.02(a).

                 "Maximum Lawful Rate" has the meaning specified in Section 2.07(c).

                 "Monthly Report" has the meaning set forth in Section 5.02(a)(ii).

                 "Moody's" means Moody's Investors Service, Inc.

                 "Net Proceeds Amount" means the aggregate face amount of Commercial Paper minus the discount therefrom reflected in the price to the initial investor and dealer fees for such Commercial Paper.

                 "New Advances Available" means, as of the date of any calculation, (a) the Availability as of such date, minus (b) Advances Outstanding.

                 "Note" has the meaning set forth in Section 2.05(a).

                 "Obligations" means all amounts owed by the Borrower under this Agreement, including Advances, Interest, Fees, Additional Amounts and indemnities.

                 "Obligor" means, with respect to any Receivable, the Person primarily obligated to make payments in respect thereto.

                 "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chairman of the Board, Vice Chairman of the Board, the President, a Vice President, the Treasurer, the Secretary or any other duly authorized officer of such Person acceptable to the Operating Agent.

                 "Operating Agent" means GE Capital, as Operating Agent hereunder, together with its successors and assigns.

                 "Operating Agent Agreement" means the Operating Agent Agreement, dated as of March 15, 1994, between the Lender and the Operating Agent.

                 "Operating Agent Base Fees" means the amount designated as such and so agreed by the Lender and the Operating Agent.

                 "Optional Prepayment of Advances" means the option of the Borrower to repay an Advance pursuant to a Borrower Notice and in accordance with Article VI.

                 "Optional Repayment Amount" means the principal amount of any Optional Prepayment of Advances, plus the interest accrued on such principal amount through the prepayment date, as set forth in any Borrower Notice.

                 "Other Costs" has the meaning specified in Section 14.03(a).

                 "Other Funding Agreements" means other agreements for the purchase or funding of Receivables entered into from time to time by the Lender in which it is contemplated that such purchases or fundings will be financed in the same manner as contemplated hereunder.

                 "Outstanding Balance" of any Receivable at any time means an amount (not less than zero) equal to (a) its Billed Amount, minus (b) all payments received from the Obligor with respect thereto, minus (c) all amounts for discounts or any other modifications to the Billed Amount; provided, that if the Operating Agent or the Servicer makes a determination that all payments by the Obligor with respect to such Receivable have been made, its Outstanding Balance shall be zero.

                 "Past Due Receivable" means any Receivable, other than a Delinquent or Defaulted Receivable, as to which any payment, or part thereof, remains unpaid for more than 30 days past its Maturity Date.

                 "Past Due Receivables Ratio" means, as of any Settlement Date, the ratio (expressed as a percentage) computed by dividing

                          (a) the aggregate Outstanding Balance of all Transferred Receivables that were Past Due Receivables as of the last day of the prior Settlement Period by

                          (b) the Outstanding Balance of all Transferred Receivables on the last day of such prior Settlement Period.

                 "Parent" means Carlisle Plastics, Inc., a Delaware corporation.

                 "Parent Requested Amount" means the amount which the Parent wishes to receive in cash from the sale of Receivables on any Sale Date.

                 "Parent's Sales" means, for any period, the Billed Amounts of all Receivables originated by the Parent or any of the Seller Subsidiaries during such period , plus the aggregate amount of any down payments or deposits made in respect of such Receivables.

                 "Permitted Investments" means one or more of the following:

                          (a) obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States or obligations of any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States;

                          (b)     repurchase agreements on obligations
         specified in clause (a); provided, that the short-term debt obligations of the party agreeing to repurchase are rated at least A-1+ by S&P and P-1 by Moody's;

                          (c) federal funds, certificates of deposit, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days or, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days) of any United States depository institution or trust company incorporated under the laws of the United States or any state; provided, that the short-term obligations of such depository institution or trust company are rated at least A-1+ by S&P and P-1 by Moody's;

                          (d) commercial paper (having original maturities of not more than 30 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition are rated at least A-1+ by S&P and P-1 by Moody's;

                          (e) securities of money market funds rated at least AAm by S&P and P-1 by Moody's; and

                          (f) such other investments with respect to which each Rating Agency shall have confirmed in writing to the Lender and Collateral Agent that such investments shall not result in a withdrawal or reduction of the then current rating by such Rating Agency of the Commercial Paper.

                 "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, association, joint venture, Governmental Authority or any other entity of whatever nature.

                 "Proceeds" means, with respect to any Collateral, whatever is receivable or received when such Collateral is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment, including returned premiums, with respect to any insurance relating to such Collateral.

                 "Program Documents" means the Letter of Credit Agreement, the Liquidity Loan Agreement, the Collateral Agent Agreement, the Depositary Agreement, Commercial Paper Notes, the Operating Agent Agreement and the Dealer Agreements.

                 "Promotional Allowances" has the meaning specified in Section 4.02(c)(iii).

                 "Promotional Allowance Reserve" means, at any time, an amount equal to Promotional Allowance expenses identified and accrued in accordance with GAAP but not yet paid to Obligors.

                 "Rating Agency" means each of Moody's and S&P.

                 "Rating Agency Fee" means fees paid to each Rating Agency in connection with the rating of the Commercial Paper.

                 "Receivable" means (a) indebtedness of an Obligor (whether constituting an account, or chattel paper, instruments or general intangibles arising out of such account) arising from the provision of merchandise, goods or services by the Parent or a Seller Subsidiary to such Obligor, including the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto;

                          (b) all security interests or liens and property subject thereto from time to time purporting to secure payment by the Obligor;

                          (c) all guarantees, indemnities and warranties and proceeds thereof, proceeds of insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable;

                          (d) all Collections with respect to any of the foregoing;

                          (e) all Records with respect to any of the foregoing; and

                          (f)     all Proceeds of any of the foregoing.

                 "Receivable Collection Turnover Ratio" means, as of any Settlement Date, an amount equal to the product of (a)(i) the aggregate Outstanding Balance of Transferred Receivables at the beginning of the preceding Settlement Period, divided by (ii) aggregate Collections on Transferred Receivables for such Settlement Period, times (b) the number of days of such Settlement Period.

                 "Receivables Sale Agreement" means the Receivables Sale Agreement, dated April 14, 1994, between the Parent and the Borrower, in the form of Exhibit C hereto.

                 "Records" means all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) prepared and maintained by the Parent, the Servicer or the Borrower with respect to Receivables and the related Obligors.

                 "Regulatory Change" shall mean any change after the Effective Date in federal, state or foreign law or regulations (including, without limitation, Regulation D of the Federal Reserve Board) or the adoption or making after such date of any interpretation, directive or request applying to any Affected Party of or under any federal, state or foreign law or regulations (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

                 "Rejected Amount" means, with respect to the Borrower, the amount of the capital contribution which the Parent is required to make to the Borrower (as determined by the Operating Agent) as a result of breaches of representations and warranties with respect to Receivables sold or contributed to the Borrower by the Parent pursuant to the Receivables Sale Agreement.

                 "Related Documents" means the Note, the Lockbox Agreements, the Receivables Sale Agreement, the Sale Assignments and all agreements, instruments, certificates, financing statements or other documents required to be delivered hereunder or thereunder.

                 "Request Notice" means a notice in the form of a computer print-out, tape or other form acceptable to the Operating Agent which (a) by reference to an invoice register and file or microfilm of actual invoices, (i) enables the Operating Agent to identify all Receivables sold or contributed on a Sale Date by the Parent to the Borrower and the Required Information with respect thereto and (ii) sets forth the amount of payments received on each Transferred Receivable since the prior Sale Date, and (b) sets forth the Parent Requested Amount for the succeeding Sale Date.

                 "Required Information" means, with respect to a Receivable,
(a) the Obligor, (b) the Obligor's address, (c) the Billed Amount, (d) any discounts, (e) the Maturity Date and (f) the Billing Date.

                 "Retained Monthly Interest and Unused Facility Fees" means, for any day within a Settlement Period, the sum of all amounts transferred to or retained in the Retention Account with respect to Daily Interest and Daily Unused Facility Fees calculated as of the same day in accordance with Section 6.03(a)(iii) and Accrued Monthly Interest and Unused Facility Fees calculated as of the same day in accordance with Section 6.04(a)(iii).

                 "Retention Account" means the Eligible Bank Account maintained with the Depositary described in Section 6.01(c).

                 "Retention Account Deficiency" means, for any Settlement Date, any deficiency in the amounts on deposit in the Retention Account necessary to make the payments required under Sections 6.04(a)(i) and (ii).

                 "Revolving Period" means the period commencing on the Effective Date of this Agreement and ending on the day prior to the Commitment Termination Date.

                 "RFC Loans" means the loans made by the Borrower to the Parent pursuant to the Receivables Sale Agreement.

                 "S&P" means Standard & Poor's Corporation.

                 "Sale Assignment" means the assignment entered into between the Parent and the Borrower on any Sale Date substantially in the form of Exhibit A to the Receivables Sale Agreement.

                 "Sale Date" means each date on which a Transferred Receivable is sold or contributed to the Borrower by the Parent under the Receivables Sale Agreement.

                 "Secured Parties" means, collectively, the Lender and the Lender Secured Parties.

                 "Seller Subsidiaries" means each of Poly-Tech, Inc., Rhino-X Industries, Inc. and American Western Corporation, which are either direct or indirect wholly-owned Subsidiaries of the Parent.

                 "Servicer" means the Parent, or any Person designated as Successor Servicer, and its successors and assigns from time to time hereunder.

                 "Servicer Termination Notice" means notice by the Operating Agent to the Servicer that an Event of Servicer Termination has occurred and that the Servicer's appointment hereunder has been terminated.

                 "Servicing Fee" means a fee payable by the Borrower to the Servicer on each Settlement Date equal to the product of (a) the Servicing Fee Rate, (b) the Average Outstanding Balance of all Transferred Receivables for the preceding Settlement Period, and (c) the actual number of days in such period divided by 360.

                 "Servicing Fee Rate" means 1%.

                 "Servicing Officer" means any officer of the Servicer involved in, or responsible for, the administration and servicing of the Transferred Receivables whose name appears on an Officer's Certificate listing servicing officers furnished to the Operating Agent by the Servicer, as amended from time to time.

                 "Servicing Records" means all documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) prepared and maintained by the Servicer with respect to the Transferred Receivables and the related Obligors.

                 "Settlement Date" means the tenth Business Day following the end of each Settlement Period.

                 "Settlement Period" means, in the case of the initial Settlement Period, the period beginning with the Effective Date to and including May 1, 1994; with respect to the final Settlement Period, the period ending on the Final Maturity Date and beginning with the first day of the fiscal month in which the Final Maturity Date occurs; and with respect to all other Settlement Periods, each fiscal month consisting of a four week period commencing May 2, 1994, a five week period commencing May 30, 1994, and thereafter successive four, four and five week periods.

                 "Stock" shall mean all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General

Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

                 "Sub-Servicer" means any Person with whom the Servicer enters into a Sub-Servicing Agreement.

                 "Sub-Servicing Agreement" means any written contract between the Servicer and any Sub-Servicer, relating to servicing, administration or collection of Transferred Receivables as provided in Section 7.01, in such form as has been approved by the Servicer and the Operating Agent.

                 "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

                 "Successor Servicer" has the meaning specified in Section
11.02.

                 "Successor Servicing Fees" means the fees payable by the Borrower to the Successor Servicer, as agreed to by the Borrower, the Lender, the Operating Agent, the Liquidity Agent and the Letter of Credit Agent, which shall not exceed the Servicing Fee Rate.

                 "Successor Servicing Expenses" means expenses payable by the Borrower to the Successor Servicer, as agreed to by the Borrower, the Lender, the Operating Agent, the Liquidity Agent and the Letter of Credit Agent.

                 "Termination Event" has the meaning specified in Section 9.01.

                 "Transferred Receivable" means any Receivable which has been purchased by the Borrower, or contributed as capital by the Parent to the Borrower, under the Receivables Sale Agreement.

                 "UCC" means, for any jurisdiction, the Uniform Commercial Code as from time to time in effect in such jurisdiction.

                 "Unused Facility Fee", for any period, means the sum of Daily Unused Facility Fees for each day in such period.

                 "Unused Facility Fee Rate" means 0.25%.

                 "Wire Payments" has the meaning specified in Section
6.01(a)(ii).

         SECTION 1.02. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in
Article 9 of the UCC of the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. All hourly references herein shall refer to New York City time.

         SECTION 1.03. Interpretation. Except as otherwise indicated, all agreements defined in this Agreement refer to the same as from time to time amended or supplemented or as the terms of such agreements are waived or modified in accordance with their terms.

         SECTION 1.04. Rounding. For purposes of any calculations referred to in this Agreement (unless otherwise specified), (a) all percentages resulting from such calculations will be rounded up, if necessary, to the nearest one ten-thousandth of a percentage point (e.g. 9.87654% (or .0987654) being rounded up to 9.8766% (or .098766)) and (b) all Dollar amounts used in or resulting from such calculations will be rounded up to the nearest dollar (e.g. $1,057.37 being rounded up to $1,058).

                                   ARTICLE II

                              COMMITMENT; ADVANCES

         SECTION 2.01. Advances. The Lender hereby agrees, on the terms and subject to the conditions of this Agreement, to make advances (each, an "Advance") to the Borrower during the Revolving Period in an aggregate principal amount at any one time outstanding up to, but not exceeding, the Availability. Subject to the terms of this Agreement, during the Revolving Period the Borrower may borrow, repay and reborrow up to the amount of the Availability (after giving effect to the mandatory and voluntary reductions required and permitted herein).

         SECTION 2.02. Optional Changes in Commitment.(a) The Borrower shall be entitled at its option, not more than twice during each calendar year, to reduce permanently the Maximum Facility Commitment; provided that the Borrower shall give notice of such reduction to the Lender as provided in Section 2.03 hereof and that any partial reduction of the Maximum Facility Commitment shall be in an amount equal to Five Million Dollars ($5,000,000) or an integral multiple thereof; and provided, further, that any reduction of the Maximum Facility Commitment below Advances Outstanding shall be subject to the Borrower's repayment obligations under Sections 2.03(a) and 2.06(a).

                 (b) Subject to Section 2.02(c), the Borrower shall be entitled at its option to terminate the Maximum Facility Commitment, provided that the Lender shall be given 30 days prior notice by the Borrower of such termination. Any such termination shall be permanent and irrevocable.

                 (c) Early termination or reduction of the Maximum Facility Commitment shall obligate the Borrower to pay to the Lender an amount (the "Early Termination Premium") equal to the product of (i) the amount by which the Maximum Facility Commitment is reduced and (ii) one of the following percentages: if such termination or reduction occurs during the 12 month period ended (A) April 30, 1995, 1.00%; (B) April 30, 1996, 0.25%; and (C)
thereafter, 0%; provided, however, that no Early Termination Premium shall be due if the Maximum Facility Commitment is terminated (x) within 30 days after a Change in Control, or (y) upon a public offering by the Parent of its common stock, the proceeds of which are used to pay any Advances Outstanding.

         SECTION 2.03. Notices Relating to Advances. (a) On the first Business Day of each week, and on each Funding Date, the Borrower shall file a Borrowing Base Certificate and copies of all applicable Request Notices under the Receivables Sale Agreement with the Operating Agent. Availability will be calculated based on the most recent Borrowing Base Certificate delivered to the Lender and the Operating Agent. The Borrower may request additional Advances (in a minimum amount of $100,000) up to the New Advances Available, if any. If there is a Borrowing Excess, the Borrower must repay, in accordance with the procedures set forth in Sections 6.02(a)(iii), 6.03(a)(iv) and 6.04(a)(i)(E), Advances Outstanding to the level of the new Availability.

                 (b) The Borrower shall give the Lender and the Operating Agent written notice of each termination or reduction of the Maximum Facility Commitment and of each borrowing and repayment of each Advance (in each case, a "Borrower Notice"). Each such written notice shall be irrevocable and shall be effective only if received by the Lender and the Operating Agent not later than 11 a.m., New York City time on the Business Day prior to the date of the related termination, reduction, borrowing or repayment. Any repayment by the Borrower of Advances hereunder shall be in a minimum amount of $1,000,000.
Each such notice of termination or reduction shall specify the amount thereof. Each such notice of borrowing or repayment shall specify the amount (subject to Section 2.01 hereof) of Advances to be borrowed or repaid and the Funding Date or repayment date (which shall be a Business Day).

                 (c) Each Borrower Notice requesting an Advance shall include a representation by the Borrower that the Advance requested shall not on the Funding Date exceed the New Advances Available, based upon the most recent Borrowing Base Certificate.

         SECTION 2.04. Disbursement of Loan Proceeds. The Borrower shall give the Lender and the Operating Agent notice of each Advance hereunder as provided in Section 2.03(b) hereof. Not later than 4:00 p.m., New York City time, on the date specified for each Advance hereunder, the Lender shall transfer, by wire transfer or otherwise, but in any event in immediately available funds, the amount of the Advance to be made on such date, and shall cause the Collateral Agent to deposit such amount in the Collection Account in accordance with the provisions of Section 6.02(a)(ii) hereof.

         SECTION 2.05. Note. (a) The Advances made by the Lender hereunder shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit D hereto (the "Note"). The Note shall be dated the date of the initial Advance under this Agreement, shall be payable to the order of the Lender in a principal amount equal to the Maximum Facility Commitment as originally in effect, and shall otherwise be duly completed. The Advances evidenced by the Note shall be payable as provided in Article VI hereof.

                 (b) The Lender shall enter on a schedule attached to the Note a notation (which may be computer generated) with respect to each Advance made hereunder of: (i) the date and principal amount thereof and (ii) each payment and repayment of principal thereof. The failure of the Lender to make a notation on the schedule to the Note as aforesaid shall not limit or otherwise affect the obligation of the Borrower to repay the Advances in accordance with their respective terms as set forth herein.

         SECTION 2.06. Principal Repayments. The Advances (a) shall be repaid as and when necessary, as set forth in Sections 2.03(a), 6.03, 6.04 and 6.05, to cause the aggregate principal amount of the Advances Outstanding not to exceed the Availability, and (b) may be repaid at any time and from time to time, in whole or in part, upon prior written notice to the Lender and Operating Agent as provided in Section 2.03(b) hereof and any amount so repaid may, subject to the terms and conditions hereof, be reborrowed hereunder during the Revolving Period; provided, however, that all repayments of Advances or any portion thereof shall be made together with payment of (i) all Interest accrued on the amount repaid to (but excluding) the date of such repayment, and (ii) any and all Breakage Costs payable under Section 2.11.

         SECTION 2.07.    Interest.

                 (a) The Borrower shall pay to the Lender, as set forth in Sections 6.03, 6.04 and 6.05, Interest on the unpaid principal amount of each Advance for the period commencing on and including the date of such Advance until but excluding the date such Advance shall be paid in full.

                 (b) Notwithstanding the foregoing, the Borrower shall pay interest on unpaid Interest, on any Advance or any installment thereof, and on any other amount payable by the Borrower hereunder (to the extent permitted by law) that shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof to (but excluding) the date the same is paid in full at the applicable Daily Borrowing Rate.

                 (c) Anything in this Agreement or the Related Documents to the contrary notwithstanding, if at any time the rate of interest payable by any Person under this Agreement and the Related Documents exceeds the highest rate of interest permissible under applicable law (the "Maximum Lawful Rate"), then, so long as the Maximum Lawful Rate would be exceeded, the rate of interest under this Agreement and the Related Documents shall be equal to the Maximum Lawful Rate. If at any time thereafter the rate of interest payable under this Agreement and the Related Documents is less than the Maximum Lawful Rate, such Person shall continue to pay interest under this Agreement and the Related Documents at the Maximum Lawful Rate until such time as the total interest received from such Person is equal to the total interest that would have been received had applicable law not limited the interest rate payable under this Agreement and the Related Documents. In no event shall the total interest received by the Lender and the Collateral Agent under this Agreement and the Related Documents exceed the amount which the Lender and the Collateral Agent could lawfully have received, had the interest due under this Agreement and the Related Documents been calculated since the Effective Date at the Maximum Lawful Rate.

         SECTION 2.08.    Fees.

                 (a) On the Effective Date, the Borrower shall have paid to the Lender the Facility Structuring Fee and the Administration Fee.

                 (b) On each Settlement Date, the Borrower shall have paid to the Lender the Unused Facility Fee.

                 (c) On each Settlement Date, the Borrower shall pay to the Servicer, the Servicing Fee, or to the Successor Servicer, the Successor Servicing Fees and Expenses.

         SECTION 2.09. Time and Method of Payments. Subject to the provisions of Sections 6.03, 6.04 and 6.05, all payments of principal, interest, fees and other amounts (including indemnities) payable by the Borrower hereunder shall be made in Dollars, in immediately available funds, to the Lender not later than 2:00 p.m., New York City time, on the date on which such payment shall become due. Any such payment made on such date but after such time shall, if the amount paid bears interest, be deemed to have been made on, and interest shall continue to accrue and be payable thereon until, the next succeeding Business Day. If any payment of principal or interest becomes due on a day other than a Business Day, such payment may be made on the next succeeding Business Day and such extension shall be included in computing interest in connection with such payment. All payments hereunder and under the Note shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement and the Note (after withholding for or on account of any present or future taxes, levies, imposts, duties or other similar charges of whatever nature imposed upon an Affected Party by any government or any political subdivision or taxing authority thereof, other than any tax on or measured by the net income of the Affected Party to which any such payment is due pursuant to applicable federal, state and local income tax laws). Upon payment in full of the Note, following the Commitment Termination Date, the Lender shall mark the Note "Paid" and return it to the Borrower.

         SECTION 2.10.    Additional Costs; Capital Requirements.
(a) In the event that any existing or future law, regulation or guideline, or interpretation thereof, by any court or administrative or governmental authority charged with the administration thereof, or compliance by any Affected Party with any request or directive (whether or not having the force of law) of any such authority shall impose, modify or deem applicable or result in the application of, any capital maintenance, capital ratio or similar requirement against Loan commitments made by any Affected Party under this Agreement or a Program Document, and the result of any event referred to above is to impose upon any Affected Party or increase any capital requirement applicable as a result of the making or maintenance of, such Affected Party's loan commitment (which imposition of capital requirements may be determined by each Affected Party's reasonable allocation of the aggregate of such capital increases or impositions), then, upon demand made by the Operating Agent on behalf of such Affected Party as promptly as practicable after it obtains knowledge that such law, regulation, guideline, interpretation, request or directive exists and determines to make such demand, the Borrower shall immediately pay to the Collateral Agent on behalf of such Affected Party from time to time as specified by the Operating Agent additional amounts which shall be sufficient to compensate such Affected Party for the Borrower's Share of such imposition of or increase in capital requirements together with interest on each such amount from the date demanded until payment in full thereof at the Daily Borrowing Rate. A certificate setting forth in reasonable detail the amount necessary to compensate such Affected Party as a result of an imposition of or increase in capital requirements submitted by the Operating Agent to the Borrower shall be conclusive, absent manifest error, as to the amount thereof.

                 (b) In the event that any Regulatory Change shall: (i) change the basis of taxation of any amounts payable to any Affected Party in respect of any Loans (other than taxes imposed on the overall net income of such Affected Party for any such Loans by the United States of America or any state or other jurisdiction in which such Affected Party's lending offices are located); (ii) impose or modify any reserve, Federal Deposit Insurance Corporation premium or assessment, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Affected Party; or (iii) impose any other conditions affecting this Agreement in respect of Loans (or any of such extensions of credit, assets, deposits or liabilities); and the result of any event referred to in clause (i), (ii) or (iii) above shall be to increase such Affected Party's costs of making or maintaining any Loans or its commitment under a Program Document, or to reduce any amount receivable by such Affected Party hereunder in respect of any of its Loans or its commitment (such increases in costs and reductions in amounts receivable are hereinafter referred to as "Additional Costs") then, upon demand made by the Operating Agent on behalf of such Affected Party, as promptly as practicable after it obtains knowledge that such a Regulatory Change exists and determines to make such demand, the Borrower shall pay to the Collateral Agent on behalf of such Affected Party, from time to time as specified by the Operating Agent, additional commitment fees or other amounts which shall be sufficient to compensate such Affected Party for the Borrower's Share of such increased cost or reduction in amounts receivable by such Affected Party from the date of such change, together with interest on each such amount from the date demanded until payment in full thereof at the Daily Borrowing Rate.

                 (c) Determinations by any Affected Party for purposes of this Section 2.10 of the effect of any Regulatory Change on its costs of making or maintaining Loans or on amounts receivable by it in respect of Loans, and of the additional amounts required to compensate such Affected Party in respect of any Additional Costs, shall be set forth in a written notice to the Borrower in reasonable detail and shall be conclusive, absent manifest error.

         SECTION 2.11. Breakage Costs. The Borrower shall pay to the Collateral Agent for the account of the Lender, upon the request of the Lender, such amount or amounts as shall compensate the Lender for any loss, cost or expense incurred by the Lender (as reasonably determined by the Lender) as a result of any repayment of an Advance (and Interest thereon) other than on the maturity date of the Commercial Paper funding such Advance, such compensation to include, without limitation, an amount equal to any loss or expense suffered by the Lender during the period from the date of receipt of such repayment to (but excluding) the maturity date of such Commercial Paper, if the rate of interest obtainable by the Lender upon the redeployment of an amount of funds equal to the amount of such repayment is less than the rate of interest applicable to such Commercial Paper (such expense to be referred to as "Breakage Costs"). The determination by the Lender of the amount of any such loss or expense shall be set forth in a written notice to the Borrower in reasonable detail and shall be conclusive, absent manifest error.

         SECTION 2.12. Collections on Receivables. In the event that the Servicer is unable to determine the specific Receivables on which Collections have been received from an Obligor, the parties agree that such Collections shall be deemed to have been received on the Receivables in the order in which they were originated with respect to such Obligor. In the event that the Servicer is unable to determine the specific Receivables on which discounts, offsets or other non-cash reductions have been granted or made with respect to an Obligor, the parties agree that such reductions shall be deemed to have been granted or made in the reverse order in which they were originated with respect to such Obligor.


                                  ARTICLE III

                             CONDITIONS TO LENDING

         SECTION 3.01. Conditions Precedent to Effectiveness of Agreement. The effectiveness of this Agreement is subject to the condition precedent that the Lender, the Operating Agent and the Collateral Agent shall each have received on or before the Effective Date the following, in form and substance satisfactory to the Operating Agent and the Collateral Agent:

                 (a) An executed copy of the Receivables Sale Agreement in the form approved by the Operating Agent and the Collateral Agent and evidence to the effect that all conditions precedent to the effectiveness thereof shall have been satisfied;

                 (b) A certificate from an officer of the Parent in the form of Exhibit E to the effect that the performance of the Receivables Sale Agreement will not render the Borrower insolvent and the Borrower will be able to remain economically viable without further investments by the Parent for the foreseeable future;

                 (c)      [Reserved];

                 (d)      With respect to the Borrower:

                          (i) the certificate or articles of incorporation of the Borrower certified, as of a date no more than five days prior to the Effective Date, by the Secretary of State of its state of incorporation;

                          (ii) a good standing certificate, dated no more than five days prior to the Effective Date, from the respective Secretary of State of its state of incorporation and each state in which the Borrower is required to qualify to do business;

                         (iii) a Certificate of the Secretary or Assistant Secretary of the Borrower certifying as of the Effective Date:
                 (A) the names and true signatures of the officers authorized on its behalf to sign this Agreement, (B) a copy of the Borrower's by-laws, and (C) a copy of the resolutions of the board of directors of the Borrower approving this Agreement, and the transactions contemplated thereby;

                          (iv) an Officer's Certificate in the form of Exhibit F hereto; and

                           (v) the Note shall have been duly executed and delivered by the Borrower to the Operating Agent and shall be in full force and effect.

                 (e)      With respect to the Servicer:

                          (i) the certificate or articles of incorporation of the Servicer certified, as of a date no more than five days prior to the Effective Date, by the Secretary of State of its state of incorporation;

                          (ii) a good standing certificate, dated no more than five days prior to the Effective Date, from the respective Secretary of State of its state of incorporation and each state in which the Servicer is required to qualify to do business;

                          (iii) a certificate of the Secretary or Assistant Secretary of the Servicer certifying as of the Effective Date:
                 (A) the names and true signatures of the officers authorized on its behalf to sign this Agreement, (B) a copy of the Servicer's by-laws, and (C) a copy of the resolutions of the board of directors of the Servicer approving this Agreement and the transactions contemplated hereby; and

                          (iv) an Officer's Certificate in the form of Exhibit G hereto;

                 (f) Certified copies of Requests for Information or Copies on form UCC-11 (or a similar search report certified by a party acceptable to the Operating Agent), dated a date no more than five days prior to the Effective Date listing all effective financing statements which name the Parent (under its present name and any previous name) as debtor, together with copies of such financing statements;

                 (g) Acknowledgement copies of proper financing statements (form UCC-3), if any, necessary to release all security interests and other rights of any Person in Transferred Receivables previously granted by the Parent including, without limitation, all such releases specified by the Parent prior to the date hereof;

                 (h) Consents to the closing of the transactions contemplated hereby, in form and substance satisfactory to the Operating Agent;

                 (i) Acknowledgement copies of proper financing statements (form UCC-1), duly filed, in respect of Transferred Receivables, (i) pursuant to the Receivables Sale Agreement, naming the Parent as the assignor and the Borrower as the assignee, and (ii) pursuant to Article VIII, naming the Borrower as the debtor, the Lender as secured party and the Collateral Agent as the assignee, or other, similar instruments or documents, as may be necessary or, in the opinion of the Operating Agent, desirable under the Uniform Commercial Code of all appropriate jurisdictions or any other applicable law (including the Assignment of Claims Act) to perfect the Lender's and the Collateral Agent's interests in all Transferred Receivables in which an interest may be assigned hereunder;

                 (j)      Fully executed copies of the Lockbox Agreements;

                 (k) The opinion of counsel to the Borrower and the Parent in form and substance satisfactory to the Lender, the Operating Agent and the Collateral Agent, as to the matters set forth in Exhibit H;

                 (l) The favorable opinion of Winston & Strawn, counsel to the Lender and the Operating Agent, as to the true sale of the Transferred Receivables from the Parent to the Borrower, the nonconsolidation of the Borrower's assets into the bankruptcy estate of the Parent and such other matters as the Operating Agent may require;

                 (m)      Payment of the Facility Structuring Fee;

                 (n) Payment of the Lender's legal fees (not in excess of $125,000), document preparation costs and out-of-pocket costs associated with rating agency fees;

                 (o) Such sublicenses or subleases as the Operating Agent shall require with regard to all computer programs licensed or leased by the Servicer and used in the servicing of the Receivables;

                 (p)      (i)    Consolidated and consolidating balance sheets
                 and statements of income and changes in financial position of the Servicer and its Subsidiaries for each of the years in the three year period ended December 31, 1993, audited by a nationally recognized accounting firm;

                          (ii)   No later than May 15, 1994, unaudited
                 consolidated and consolidating balance sheets and statements of income and changes in financial position of the Servicer and its Subsidiaries for the three month period ended March 31, 1994; and

                         (iii) The Borrower's balance sheet, dated as of the Effective Date and attached to a certificate of the chief financial officer of the Parent;

                 (q)      A copy of the Parent's Credit and Collection
Policies; and

                 (r) Such other approvals, consents, opinions, documents and instruments, as the Operating Agent may reasonably request.

         SECTION 3.02. Conditions Precedent to All Advances. Each Advance (including the initial Advance) shall be subject to the further conditions precedent that:

                 (a) On the related Funding Date, the Borrower shall have certified in the related Borrowing Base Certificate that, except as specifically disclosed in the related Borrower Notice (or specifically disclosed in a prior instance to the Lender in writing), and specifically consented to by the Lender in its sole discretion:

                          (i) The representations and warranties of the Borrower, the Parent and the Servicer set forth in Sections 4.01, 4.02 and 4.03 are true and correct on and as of such date, before and after giving effect to such borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

                          (ii) No event has occurred, or would result from such Advance or from the application of the proceeds therefrom, which constitutes a Termination Event or would constitute a Termination Event but for the requirement that notice be given or time elapse or both;

                         (iii) The Borrower is in compliance with each of its covenants set forth herein; and

                          (iv) No event has occurred which constitutes an Event of Servicer Termination or would constitute an Event of Servicer Termination but for the requirement that notice be given or time elapse or both;

                 (b) The Commitment Termination Date shall not have occurred;

                 (c) Each Transferred Receivable submitted by the Borrower for computation of the Borrowing Base is an Eligible Receivable; and

                 (d) The Parent and Borrower shall have taken such other action, including delivery of approvals, consents, opinions, documents and instruments to the Lender and the Operating Agent, as the Operating Agent may reasonably request.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants to the Lender, the Operating Agent and the Collateral Agent as of the date hereof, as of the Effective Date and on each subsequent Funding Date as follows:

                 (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business, and is in good standing, in each jurisdiction in which the nature of its business requires it to be so qualified (except where such failure to be so qualified would not have a material adverse effect).

                 (b) The Borrower has the power and authority to own and convey all of its properties and to execute and deliver this Agreement and the Related Documents and to perform the transactions contemplated hereby and thereby.

                 (c) The Borrower is a wholly-owned subsidiary of the Parent.

                 (d)      Regarding the operation of the Borrower:

                          (i) the Borrower is a limited purpose corporation whose activities are restricted in its certificate of incorporation;

                         (ii) neither the Parent nor any Affiliate of the Parent is involved in the day-to-day management of the Borrower;

                        (iii) other than the purchase and contribution of Receivables and the making of RFC Loans pursuant to the Receivables Sale Agreement, the payment of dividends and the return of capital, and the payment of Servicing Fees to the Servicer under this Agreement, the Borrower engages in no intercorporate transactions with the Parent or any Affiliate of the Parent;

                         (iv) the Borrower maintains separate corporate records and books of account from the Parent, holds regular corporate meetings and otherwise observes corporate formalities and has a separate business office from the Parent;

                          (v) the financial statements and books and records of the Borrower and the Parent reflect the separate corporate existence of the Borrower;

                         (vi) the Borrower maintains its assets separately from the assets of the Parent and any other Affiliate of the Parent (including through the maintenance of separate bank accounts), the Borrower's funds and assets, and records relating thereto, have not been and are not commingled with those of the Parent or any other Affiliate of the Parent and the separate creditors of the Borrower will be entitled to be satisfied out of the Borrower's assets prior to any value in the Borrower becoming available to the Borrower's equityholders;

                        (vii) neither the Parent nor any Affiliate of the Parent (A) pays the Borrower's expenses; (B) guarantees the Borrower's obligations, or (C) advances funds to the Borrower for the payment of expenses or otherwise;

                       (viii) the Borrower does not (A) pay the expenses of the Parent or any Affiliate of the Parent, (B) guarantee the obligations of another Person or (C) advance funds to the Parent or any Affiliate of the Parent (except pursuant to the Receivables Sale Agreement) for the payment of expenses or otherwise;

                         (ix) all business correspondence of the Borrower and other communications are conducted in the Borrower's own name, on its own stationery and through a separately-listed telephone number;

                          (x) the Borrower does not act as agent for the Parent, but instead presents itself to the public as a corporation separate from the Parent, independently engaged in the business of purchasing and financing Receivables; and

                         (xi) the Borrower maintains two independent directors at all times who shall at no time be a shareholder, director, officer, employee or associate of the Parent or any Affiliate of the Parent (other than the Borrower) as provided in its certificate of incorporation.

                 (e) The Borrower has not engaged, and does not presently engage, in any activity other than the activities undertaken pursuant to this Agreement and the Related Documents, nor has the Borrower entered into any agreement other than this Agreement and the Related Documents.

                 (f) The execution, delivery and performance by the Borrower of this Agreement, the Related Documents and the transactions contemplated hereby and thereby (i) have been duly authorized by all necessary corporate or other action on the part of the Borrower, (ii) do not contravene or cause the Borrower to be in default under (A) the Borrower's certificate of incorporation or by-laws, (B) any contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting the Borrower or its property or the Parent or its property, or (C) any law, rule, regulation, order, license requirement, writ, judgment, award, injunction, or decree applicable to, binding on or affecting the Borrower or its property or the Parent or its property, and (iii) do not result in or require the creation of any Adverse Claim upon or with respect to any of the property of the Borrower or the Parent (other than in favor of the Lender and the Collateral Agent as contemplated hereunder).

                 (g) This Agreement and the Related Documents have each been duly executed and delivered by the Borrower.

                 (h) No consent of, notice to, filing with or permits, qualifications or other action by any Governmental Authority or any other party is required (i) for the due execution, delivery and performance by the Borrower of this Agreement or any of the Related Documents, (ii) for the perfection of or the exercise by each of the Lender, the Operating Agent or the Collateral Agent of any of its rights or remedies hereunder or thereunder, (iii) for the grant by the Borrower of the security interests granted under Section 8.01 of this Agreement, (iv) for the perfection of or the exercise by each of the Lender or the Collateral Agent of its rights and remedies provided for in this Agreement, or (v) to ensure the legality, validity, enforceability or admissibility into evidence of this Agreement in any jurisdiction in which any of the Collateral is located, in each case other than consents, notices, filings and other actions which have been obtained or made and complete copies of which have been provided to the Lender, the Operating Agent or the Collateral Agent.

                 (i) No transaction contemplated by this Agreement requires compliance with any bulk sales act or similar law.

                 (j) This Agreement and each Related Document is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms. Each of the Borrower Assigned Agreements to which the Parent or the Borrower is a party constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms.

                 (k) There is no pending or threatened, nor any reasonable basis for any, action, suit or proceeding against or affecting the Borrower, its officers or directors, or the property of the Borrower, in any court or tribunal, before any arbitrator of any kind or before or by any Governmental Authority.

                 (l) No injunction, writ, restraining order or other order of any nature adverse to the Borrower or the conduct of its business or which is inconsistent with the due consummation of the transactions contemplated by this Agreement or the Related Documents has been issued by a Governmental Authority nor been sought by any Person.

                 (m) The principal place of business and chief executive office of the Borrower, and the office where the Borrower keeps its Records and the original copies of the Borrower Assigned Agreements are located at the address of the Borrower for notices under Section 14.01 as set forth on the attached Schedule 6, and there are currently no, and during the past four months (or such shorter time as the Borrower has been in existence) there have not been, any other locations where the Borrower is located (as that term is used in the UCC of the jurisdiction where such principal place of business is located) or keeps Records except as set forth on the attached Schedule 6.

                 (n) The Borrower does not have and has never conducted business using tradenames, fictitious names, assumed names or "doing business as" names.

                 (o)      The Borrower does not have any Subsidiaries.

                 (p) The Borrower is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the Receivables Sale Agreement. The Borrower has no Debts to any Person other than pursuant to this Agreement and the Related Documents. The Borrower, after giving effect to the transactions contemplated by this Agreement and the Related Documents, will have an adequate amount of capital to conduct its business in the foreseeable future.

                 (q) For federal income tax, reporting and accounting purposes, the Borrower will treat the purchase or absolute assignment of each Transferred Receivable pursuant to the Receivables Sale Agreement as a purchase or absolute assignment of the Parent's full right, title and ownership interest in such Transferred Receivable to the Borrower (and those Receivables contributed to the Borrower by the Parent pursuant to the Receivables Sale Agreement shall be accounted for as an increase in the stated capital of the Borrower) and the Borrower has not in any other manner accounted for or treated the transactions in Transferred Receivables.

                 (r) The Borrower has complied in all respects with all applicable laws, rules, regulations, and orders with respect to it, its business and properties and all Collateral.

                 (s) The Borrower has filed on a timely basis all tax returns (federal, state and local) required to be filed, is not liable for taxes payable by any other Person and has paid or made adequate provisions for the payment of all taxes, assessments and other governmental charges due from the Borrower.

                 (t) Each Borrowing Base Certificate and Request Notice is accurate in all material respects.

                 (u) Each Transferred Receivable is owned by the Borrower free and clear of any Adverse Claim and the Borrower has the right to pledge the same and interests therein pursuant to Section 8.01, and upon making each Advance, the Lender will have acquired a perfected, first priority and valid security interest in such Transferred Receivable, free and clear of any Adverse Claim. No effective financing statement or other instrument similar in effect covering all or any part of the Borrower Collateral is on file in any recording office, except such as may have been filed in favor of the Lender as "Secured Party" and the Collateral Agent as "Assignee" pursuant to Article VIII of this Agreement or, with respect to the Transferred Receivables, in favor of the Borrower pursuant to the Receivables Sale Agreement.

                 (v) Each Transferred Receivable was purchased or contributed on the relevant Sale Date pursuant to the Receivables Sale Agreement;

                 (w) Each purchase of Receivables under the Receivables Sale Agreement will constitute (i) a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended, and (ii) a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended;

                 (x) All information heretofore or hereafter furnished by or on behalf of the Borrower to the Collateral Agent, the Operating Agent or the Lender in connection with this Agreement or any transaction contemplated hereby is and will be true and complete in all material respects and does not and will not omit to state a material fact necessary to make the statements contained therein not misleading.

         SECTION 4.02. Representations and Warranties of the Borrower With Respect to the Parent and the Transferred Receivables. The Borrower represents and warrants to the Lender, the Operating Agent and the Collateral Agent that on the Effective Date it has entered into the Receivables Sale Agreement with the Parent and that, as of each Funding Date, the Parent has made the following representations and warranties pursuant to such Receivables Sale Agreement:

                 (a)      As of each Sale Date:

                          (i) the Parent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business and is in good standing in every jurisdiction in which the nature of its business requires it to be so qualified (except where such failure to be so qualified would not have a material adverse effect);

                         (ii) the Parent has the power and authority to own and convey all of its properties and assets, to execute and deliver this Agreement and the Related Documents and to perform the transactions contemplated hereby and thereby;

                        (iii)     the Parent is operated in a manner such that:

                                  (A)      neither the Parent nor any Affiliate
         of the Parent is involved in the day-to-day management of the Borrower;

                                  (B)      other than the purchase and
         contribution of Receivables and the making of RFC Loans pursuant to the Receivables Sale Agreement, the payment of dividends and the return of capital, and the payment of Servicing Fees to the Servicer under this Agreement, neither the Parent nor any Affiliate of the Parent engages in intercorporate transactions with the Borrower;

                                  (C)      the Parent maintains separate
         corporate records and books of account from the Borrower, holds regular corporate meetings and otherwise observes corporate formalities and has a separate business office from the Borrower;

                                  (D)      the financial statements and books
         and records of the Parent and the Borrower reflect the separate corporate existence of the Borrower;

                                  (E)      the Parent maintains its assets
         separately from the assets of the Borrower and any other

         Affiliate of the Parent (including through the maintenance of separate bank accounts), the Parent's funds and assets, and records relating thereto, have not been and are not commingled with those of the Borrower or any other Affiliate of the Parent and the separate creditors of the Borrower will be entitled to be satisfied out of the Borrower's assets prior to any value in the Borrower becoming available to the Parent or its creditors;

                                  (F)      neither the Parent nor any Affiliate
         of the Parent (1) pays the Borrower's expenses; (2) advances funds to the Borrower for the payment of expenses or otherwise, or (3) guarantees the Borrower's obligations;

                                  (G)      the Borrower does not (1) pay the
         expenses of the Parent or any Affiliate of the Parent, or (2) advance funds to the Parent or any Affiliate of the Parent (except pursuant to this Agreement) for the payment of expenses or otherwise; and

                                  (H)      except as provided in this Agreement
         in respect of its duties as Servicer, the Parent does not act as agent for the Borrower, but instead presents itself to the public as a corporation separate from the Borrower;

                     (iv) the execution, delivery and performance by the Parent of this Agreement and the Related Documents and the transactions contemplated thereby (A) have been duly authorized by all necessary corporate or other action on the part of the Parent, (B) do not contravene or cause the Parent to be in default under (1) the Parent's certificate of incorporation or by-laws, (2) any contractual restriction with respect to any Debt of the Parent or contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting the Parent or its property, or (3) any law, rule, regulation, order, writ, judgment, award, injunction or decree applicable to, binding on or affecting the Parent or its property, and
         (C) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties (other than in favor of the Borrower with respect to the Receivables Sale Agreement and the Lender and the Collateral Agent under Article VIII of this Agreement);

                      (v) this Agreement and the Related Documents have each been duly executed and delivered by the Parent;

                     (vi) no consent of, notice to, filing with or permits, qualifications or other action by any Governmental

         Authority or any other party, is required for the due execution, delivery and performance by the Parent of this Agreement or any of the Related Documents or for the perfection of or the exercise by the Borrower, the Lender, the Operating Agent or the Collateral Agent of any of their rights or remedies hereunder or thereunder, other than consents, notices, filings and other actions which have been obtained or made and complete copies of which have been provided to the Lender, the Operating Agent and the Collateral Agent;

                    (vii) this Agreement and each Related Document delivered by the Parent is (or upon execution and delivery will be if not executed and delivered as of the date hereof) the legal, valid and binding obligation of the Parent enforceable against the Parent in accordance with its respective terms;

                   (viii) there is no pending or threatened, nor any reasonable basis for any, action, suit or proceeding, against or affecting the Parent, its officers or directors, or the property of the Parent, in any court or tribunal, before any arbitrator of any kind or before or by any Governmental Authority (A) asserting the invalidity of this Agreement or any of the Related Documents, (B) seeking to prevent the transfer, sale or pledge of any Receivable or the consummation of any of the transactions contemplated hereby or thereby, or (C) seeking any determination or ruling that might materially and adversely affect (1) the performance by the Borrower or the Parent of its obligations under this Agreement or any of the Related Documents, (2) the validity or enforceability of this Agreement or any of the Related Documents, (3) the Receivables or the Contracts, or (4) the federal income tax attributes of the contribution, sale or pledge of the Transferred Receivables;

                     (ix) no injunction, writ, restraining order or other order of any nature adverse to the Parent or the conduct of its business or which is inconsistent with the due consummation of the transactions contemplated by this Agreement or the Related Documents has been issued by a Governmental Authority nor been sought by any Person;

                      (x) the principal places of business and chief executive office of the Parent are located at the addresses set forth on attached Schedule 6 and there are now no, and during the past four months there have not been any, other locations where the Parent is located (as that term is used in the UCC of the jurisdiction where such principal places of business are located) or keeps Records, except as set forth on the attached Schedule 6;

                     (xi) the legal name of the Parent is as set forth at the beginning of this Agreement and the Parent does not use any tradenames, fictitious names, assumed names or "doing business as" names, except as set forth on the attached Schedule 7;

                    (xii) Schedule 8 lists all Lockboxes and Lockbox Accounts and the Lockbox Accounts listed thereon are the only lockbox accounts maintained by the Parent in respect of the Transferred Receivables;

                   (xiii) the Parent is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the Related Documents; the Parent is paying its Debts as they mature; the Parent has not incurred Debts beyond its ability to pay as they mature; and the Parent, after giving effect to the transactions contemplated by this Agreement and the Related Documents, will have an adequate amount of capital to conduct its business in the foreseeable future;

                    (xiv) for federal income tax, reporting and accounting purposes, the Parent will treat the sale of each Receivable sold or assigned pursuant to the Receivables Sale Agreement as a sale of, or absolute assignment of, its full right, title and ownership interest in such Receivable to the Borrower (and those Receivables contributed to the Borrower by the Parent pursuant to the Receivables Sale Agreement shall be accounted for as an increase in the stated capital of the Borrower), and the Parent has not in any other respect accounted for or treated the transactions contemplated by the Receivables Sale Agreement;

                     (xv) the Parent has complied in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties and all Receivables and related Contracts (including without limitation, all applicable environmental, health and safety requirements) and all restrictions contained in any indenture, loan or credit agreement, mortgage, security agreement, bond, note or other agreement or instrument binding on or affecting the Parent or its property, and has and maintains all permits, licenses, authorizations, registrations, approvals and consents of Governmental Authorities for (A) the activities and business of the Parent and each of its Subsidiaries as currently conducted and as proposed to be conducted, (B) the ownership, use, operation and maintenance by each of them of its properties, facilities and assets, and (C) the performance by the Parent and the Borrower of this Agreement and the Related Documents (hereinafter referred to collectively as "Governmental Consents");

                    (xvi) without limiting the generality of the prior representation, no condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any Governmental Consent applicable to the Parent or any Subsidiary;

                   (xvii) the Parent has filed on a timely basis all tax returns (federal, state and local) required to be filed and has paid or made adequate provisions for the payment of all taxes, assessments and other governmental charges due from the Parent;

                  (xviii)         with respect to the Parent or any of its
         Subsidiaries, there has occurred no event which has or is reasonably likely to have a material adverse effect on the Parent's operations, including its ability to perform its obligations under this Agreement or the Related Documents as Parent, Servicer or otherwise;

                    (xix) the Parent is licensed or otherwise has the lawful right to use all patents, trademarks, servicemarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted which are material to its financial condition, business, operations, assets and prospects, individually or taken as a whole;

                     (xx)         (A)      the consolidated balance sheets of
         the Parent and its consolidated Subsidiaries for each of the last three years delivered prior to such Sale Date in accordance with the provisions of this Agreement, and the related statements of income and shareholders' equity of the Parent and its consolidated Subsidiaries for such fiscal years, certified without qualification by the Parent's independent certified public accountants, copies of which have been furnished to Redwood and the Operating Agent, fairly present the consolidated financial condition, business and operations of the Parent and its consolidated Subsidiaries as at such date and the consolidated results of the operations of the Parent and its consolidated Subsidiaries for the periods ended on such dates, all in accordance with GAAP, (B) the unaudited consolidated balance sheets and the related statements of income and shareholders' equity of the Parent and its consolidated Subsidiaries for each fiscal quarter in the period since the most recent consolidated balance sheet and related statement of income and shareholders' equity referred to in clause (A) above and ended at least 45 days prior to such Sale Date, copies of which have been furnished to Redwood and the Operating Agent, fairly present the consolidated financial condition, business and operations of the Parent and its consolidated Subsidiaries as of the last day of such fiscal quarters and the consolidated results of the operations of the Parent and its consolidated Subsidiaries for the periods ended on such dates, all in accordance with GAAP (subject to year-end adjustments consisting of normal, recurring accruals), and (C) since the last date for which a balance sheet of the Parent and its consolidated Subsidiaries has been delivered to Redwood and the Operating Agent, there has been no material adverse change in any such condition, business or operations;

                    (xxi) each Request Notice contains or otherwise refers to a complete and accurate list of all Transferred Receivables to be sold or contributed by the Parent to the Borrower as of the related Sale Date;

                   (xxii) each Obligor of a Transferred Receivable has been directed, and is required to, remit all payments with respect to such Receivable for deposit in a Lockbox Account or a Lockbox;

                  (xxiii)         with respect to each Receivable, sold or
         contributed pursuant to the Receivables Sale Agreement the Required Information contained or referred to in the Request Notice and the Sale Assignment is true and correct;

                   (xxiv) each pension plan or profit sharing plan to which the Parent is a party has been administered and fully funded in accordance with the obligations of the Parent under law and as set forth in such plan, and the Parent has complied with the applicable provisions of ERISA in effect as of such Sale Date;

                    (xxv) the Parent has valid business reasons for selling or contributing its interests in the Transferred Receivables rather than obtaining a loan with the Transferred Receivables as collateral;

                   (xxvi) the Parent has not agreed to pay any fee or commission to any agent, broker, finder or other person for or on account of services rendered as a broker or finder in connection with this Agreement or the Related Documents or the transactions contemplated hereby or thereby which would give rise to any valid claim against the Borrower for any brokerage commission, finder's fee or like payment;

                 (xxvii) all information heretofore or hereafter furnished with respect to the Parent to the Borrower, Lender, Operating Agent or Collateral Agent in connection with any transaction contemplated by this Agreement or the Related Documents is and will be true and complete in all material respects and does not and will not omit to state a material fact necessary to make the statements contained herein or therein not misleading; and

                (xxviii) no part of the proceeds received by the Parent or any Affiliate from the Advances will be used directly or indirectly for the purpose of purchasing or carrying, or for payment in full or in part of, Debt that was incurred for the purposes of purchasing or carrying, any "margin stock", as such term is defined in Section 221.3 of Regulation U of the Board of Governors of the Federal Reserve System.

                 (b)  [Reserved].

                 (c) As of the date of each Borrowing Base Certificate delivered hereunder, with respect to each Receivable designated as an Eligible
Receivable:

                     (i) such Receivable is a receivable created through the provision of merchandise, goods or services by the Parent in the ordinary course of its business in a current transaction;

                    (ii) such Receivable was created in accordance with the requirements of (A) a Contract and (B) the Credit and Collection Policies;

                   (iii) the Parent has indicated in writing to the Operating Agent the maximum amount of promotional allowances, discounts or similar deductions or rebates that may be charged against such Receivable ("Promotional Allowances");

                    (iv) neither such Receivable nor the related Contract has been satisfied, subordinated, rescinded or amended in any manner;

                     (v) neither such Receivable nor the related Contract is or will be subject to any right of rescission, set-off (other than Promotional Allowances and Deductions), recoupment, counterclaim or defense, whether arising out of transactions concerning the Contract or otherwise;

                    (vi) prior to its sale or contribution to the Borrower such Receivable was owned by the Parent free and clear of any Adverse Claim, and the Parent had the right to contribute, sell, assign and transfer the same and interests therein as contemplated under the Receivables Sale Agreement and, upon such sale or contribution, the Borrower acquired a valid ownership interest in such Receivable, free and clear of any Adverse Claim;

                    (vii) such Receivable was purchased or contributed under the Receivables Sale Agreement, and the Receivables Sale Agreement and the related Sale Assignment constitutes a valid transfer, assignment, set-over and conveyance to the Borrower of all right, title and interest of the Parent in and to such Receivable sold or contributed thereunder;

                   (viii) the Billed Amount of such Receivable is net of contractual allowances, any set-off or other modifications (other than Promotional Allowances and Deductions) and such Receivable is entitled to be paid pursuant to the terms of the related Contract, has not been paid in full or been compromised, adjusted, extended, satisfied, subordinated, rescinded or modified, and is not subject to compromise, adjustment, extension, satisfaction, subordination, rescission or modification by the Parent;

                     (ix) the Parent has submitted all necessary documentation (including an invoice) for payment of such Receivable to the Obligor and has fulfilled all its other obligations in respect thereof;

                      (x) any stated term of such Receivable is not greater than (i) 60 days or (ii) such longer period of time, not in excess of 90 days, to the extent the aggregate Outstanding Balance of such Receivable and all other Receivables of like term is 6% or less of the aggregate Outstanding Balance of all Transferred Receivables;

                     (xi) such Receivable is an "account" within the meaning of the UCC of each jurisdiction where the Parent's principal places of business or chief executive office is located;

                    (xii) neither such Receivable nor the related Contract contravenes in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and no party to such related Contract is in violation of any such law, rule or regulation in any material respect;

                   (xiii) such Receivable does not represent "billed but not yet shipped" goods or merchandise, unperformed services, consigned goods or "sale or return" goods nor does such Receivable arise from a transaction for which any additional performance by Borrower or acceptance or other act of the Obligor remains to be performed as a condition to payments on such Receivable;

                    (xiv) there are no procedures or investigations pending or threatened before any Governmental Authority (A) asserting the invalidity of such Receivable or such Contract, (B) asserting the bankruptcy or insolvency of the related Obligor, (C) seeking the payment of such Receivable or payment and performance of such Contract, or (D) seeking any determination or ruling that might materially and adversely affect the validity or enforceability of such Receivable or such Contract;

                     (xv) as of such transfer thereunder, no Obligor on such Receivable is bankrupt, is insolvent, is unable to make payment of its obligations when due, is the debtor in a voluntary or involuntary bankruptcy proceeding, or is the subject of a comparable receivership or insolvency proceeding, other than Obligors under the protection of a bankruptcy court or receivership which has approved payment by any such Obligor of such Receivable; and

                    (xvi) the Parent has no knowledge of any fact (including any defaults by the Obligor on any other accounts) which should have led it to expect at the time of such Receivable's designation as an Eligible Receivable that the Billed Amount of such Receivable would not be paid in full when due, except for Promotional Allowances.

The Borrower hereby certifies that (A) the benefits of such representations and warranties of the Parent have been assigned to the Lender and the Collateral Agent; (B) the rights of the Borrower under the Receivables Sale Agreement to require a capital contribution of a Rejected Amount from its Parent may be enforced by the Lender and the Collateral Agent; and (C) the Receivables Sale Agreement provides that the representations and warranties described in Section 4.02(b) and this Section 4.02(c) shall survive the sale of the Transferred Receivables and the termination of the Receivables Sale Agreement and this Agreement.

         SECTION 4.03. Representations and Warranties of the Servicer. The Servicer represents and warrants to the Lender, the Operating Agent and the Collateral Agent as follows as of the date hereof:

                 (a) The Servicer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business, and is in good standing, in every jurisdiction in which the nature of its business requires it to be so qualified (except where such failure to be so qualified would not have a material adverse effect).

                 (b) The Servicer has the power and authority to execute and deliver this Agreement and the transactions contemplated hereby.

                 (c) The execution, delivery and performance by the Servicer of this Agreement and all other agreements, instruments and documents which may be delivered by it pursuant hereto and the transactions contemplated thereby (i) have been duly authorized by all necessary corporate or other action on the part of the Servicer, (ii) do not contravene or cause the Servicer to be in default under (A) its charter or by-laws, (B) any contractual restriction with respect to any Debt of the Servicer or contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note or other agreement or instrument binding on or affecting it or its property, or (C) any law, rule, regulation, order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and (iii) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties.

                 (d) This Agreement has been duly executed and delivered by the Servicer.

                 (e) No consent of, notice to, filing with or permits, qualifications or other action by any Governmental Authority or any other party is required for the due execution, delivery and performance by the Servicer of this Agreement or any other agreement, document or instrument to be delivered hereunder other than any consents, notices, permits, qualifications, filings or other actions which have been obtained or made and complete copies of which have been provided to the Lender, the Operating Agent and the Collateral Agent.

                 (f) This Agreement is the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms.

                 (g) There is no pending or threatened, nor any reasonable basis for any, action, suit or proceeding of a material nature against or affecting the Servicer, its officers or directors, or the property of the Servicer, in any court or tribunal, before any arbitrator of any kind or before or by any Governmental Authority (i) asserting the invalidity of this Agreement or any document to be delivered by the Servicer hereunder, or (ii) seeking any determination or ruling that might materially and adversely affect (A) the performance by the Servicer of its obligations under this Agreement, or (B) the validity or enforceability of this Agreement or any document to be delivered by the Servicer hereunder.

                 (h) No injunction, writ, restraining order or other order of any material nature adverse to the Servicer or the conduct of its business or which is inconsistent with the due consummation of the transactions contemplated by this Agreement has been issued by a Governmental Authority or, to the knowledge of the Servicer, has been sought by any other Person.

                                   ARTICLE V

                       GENERAL COVENANTS OF THE BORROWER

         SECTION 5.01. Affirmative Covenants of the Borrower. The Borrower shall, unless the Operating Agent shall otherwise consent in writing:

                 (a) comply in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties and all Transferred Receivables, related Contracts and Collections with respect thereto;

                 (b) preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation;

                 (c) engage exclusively in the activities contemplated by this Agreement and the Related Documents;

                 (d) continue to operate its business in the manner set forth in Sections 4.01(d) and (e);

                 (e) cause to be delivered to the Lender, the Operating Agent and the Collateral Agent on or before March 31 of each year, (i) an Officer's Certificate of the Borrower, dated the date of such delivery, bringing down to such date the matters set forth in the Officer's Certificate delivered pursuant to Section 3.01(d)(iv), (ii) an Officer's Certificate of the Servicer, dated the date of such delivery, bringing down to such date the matters set forth in the Officer's Certificate delivered pursuant to Section 3.01(e)(iv), and (iii) an opinion of counsel, in form and substance satisfactory to the Lender, the Operating Agent, and the Collateral Agent reaffirming as of the date of its delivery the opinion of counsel with respect to the Borrower and the Parent delivered to the Lender, the Operating Agent and the Collateral Agent on the Effective Date pursuant to
Section 3.01(l);

                 (f) deposit all Collections it may receive in respect of Transferred Receivables into the Lockbox Account within one Business Day of receipt;

                 (g) use the proceeds of the Advances made hereunder solely for (i) the purchase of Receivables from the Parent, (ii) payment of dividends to its shareholder, (iii) the making of RFC Loans and (iv) payment of administrative or servicing fees or expenses to the Parent or routine administrative expenses;

                 (h)      have or maintain:

                          (i) Borrower's Net Worth not less than (A) additional paid in capital of the Borrower as of any day, minus (B) $250,000;

                         (ii) a Dilutions-to-Collection Period of not more than 7.5%; and

                        (iii) a Receivable Collection Turnover Ratio of not more than 70 days.

                 (i) cooperate fully with all requests of the Lender, the Operating Agent and the Collateral Agent regarding the information and documents necessary or desirable to allow each of the Lender, the Operating Agent and the Collateral Agent to carry out its responsibilities hereunder;

                 (j) permit the Lender, the Operating Agent and the Collateral Agent to make or cause to be made (and, after the occurrence of and during the continuance of an Event of Default, at the Borrower's expense) inspections and audits of any books, records and papers of the Borrower and the Servicer and to make extracts therefrom and copies thereof, or to make inspections and examinations of any properties and facilities of the Borrower and the Servicer, on reasonable notice, at all such reasonable times and as often as required in order to assure that the Borrower is and will be in compliance with its obligations under this Agreement and the Related Documents or to evaluate the Lender's investment in the then outstanding Note;

                 (k) pay, perform and discharge all of its obligations and liabilities, including, without limitation, all taxes, assessments and governmental charges upon its income and properties when due, unless and to the extent only that such obligations, liabilities, taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings and that, to the extent required by GAAP, proper and adequate book reserves relating thereto are established by the Borrower and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of an Adverse Claim against any of its properties; and

                 (l) promptly notify the Lender and the Operating Agent in writing of any litigation, legal proceeding or dispute, whether or not in the ordinary course of business, affecting the Borrower, whether or not fully covered by insurance, and regardless of the subject matter thereof.

         SECTION 5.02. Reporting Requirements of the Borrower. The Borrower shall furnish, or cause to be furnished, to the Lender, the Operating Agent and the Collateral Agent:

                 (a) (i) no less frequently than on the first Business Day of each week, commencing with the Effective Date, a Borrowing Base Certificate; and (ii) monthly, as soon as available, and in any event, within ten Business Days after the end of each Settlement Period, a Monthly Report in the form of
Exhibit I, including all data necessary to recalculate the Advance Rate and a list of Obligors on Transferred Receivables not included in the previous Monthly Report;

                 (b) as soon as available and in any event within 90 days after the end of each fiscal year, a copy of the annual report for such year for the Parent and its consolidated Subsidiaries, containing audited financial statements for such fiscal year certified, in a manner acceptable to the Operating Agent and the Collateral Agent, by independent public accountants acceptable to the Operating Agent and the Collateral Agent;

                 (c) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Parent, a consolidated and consolidating balance sheet of the Parent and its consolidated Subsidiaries as of the end of such quarter, and consolidated and consolidating statements of income and retained earnings, and of cash flow, of the Parent and its consolidated Subsidiaries for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, together with a certificate of the chief financial officer or chief accounting officer of the Parent identifying such documents as being the documents described in this paragraph (c) and stating that the information set forth therein fairly presents the financial condition of the Parent and its consolidated Subsidiaries as of and for the periods then ended, subject to year-end adjustments consisting only of normal, recurring accruals;

                 (d) as soon as possible and in any event within five days after the occurrence of a Termination Event (including without limitation a material adverse change in the financial condition of the Borrower as determined by the Operating Agent or the Collateral Agent and notified in writing to the Borrower) or an Incipient Event, the statement of the chief executive officer of the Borrower setting forth complete details of such Termination Event or Incipient Event and the action which the Borrower has taken, is taking and proposes to take with respect thereto;

                 (e) as soon as available and in any event within 90 days after the end of each fiscal year, the Seller shall cause a firm of nationally recognized independent public accountants to furnish a statement (on which the Lender, the Operating Agent and the Collateral Agent may rely) to the Collateral Agent and the Operating Agent to the effect that such firm has applied the agreed upon procedures agreed to by the Borrower and the Operating Agent with respect to (a) the Borrower's compliance with the Borrower's financial covenants in this Agreement and (b) the substantial compliance with this Agreement in the preparation of the Monthly Reports (including the Borrowing Base Certificates attached thereto) delivered during the previous fiscal year, and that, on the basis of such procedures, such firm has reported that there are no exceptions, except as set forth in such statement;

                 (f) promptly, a copy of the letter of the independent public accountants to Parent's management with respect to their annual audit of the Parent, and management's response thereto; and

                 (g) promptly, from time to time, such other information, documents, records or reports respecting the Transferred Receivables or the Contracts or the condition or operations, financial or otherwise, of the Borrower, or the Parent or any of its Subsidiaries, as the Lender, the Operating Agent or the Collateral Agent may, from time to time, reasonably request.

         SECTION 5.03. Negative Covenants of the Borrower. The Borrower shall not, without the written consent of the Lender, the Operating Agent and the Collateral Agent:

                 (a) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, or assign any right to receive income in respect of, (i) any Transferred Receivable or related Contract with respect thereto, or upon or with respect to the Lockbox Account, the Lockboxes, the Collection Account, the Retention Account or other account in which any Collections of any Transferred Receivable are deposited, or (ii) any of the Borrower's property;

                 (b) extend, amend, forgive, discharge, compromise, cancel or otherwise modify the terms of the Receivables Sale Agreement, any Related Document or of any Transferred Receivable, or amend, modify or waive any term or condition of any Contract related thereto;

                 (c) make any change in its instructions to Obligors regarding payments to be made to the Borrower or payments to be deposited to any Lockbox Account or any Lockboxes;

                 (d) amend its certificate of incorporation, its by-laws or any Related Document;

                 (e) merge with or into, consolidate with or into, convey, transfer, lease or otherwise dispose of all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, any Person (whether in one transaction or in a series of transactions), or own any Subsidiary;

                 (f) prepare any financial statements which shall account for the transactions contemplated by the Receivables Sale Agreement in any manner other than as a purchase or absolute assignment of the Transferred Receivables to the Borrower from the Parent, or in any other respect account for or treat the transactions contemplated hereby (including but not limited to, for accounting, tax and reporting purposes) in any manner other than as a purchase or absolute assignment of the Transferred Receivables to the Borrower from the Parent;

                 (g) at any time (i) advance credit to any Person (other than an RFC Loan under the Receivables Sale Agreement), or (ii) declare any dividends (other than stock dividends), return any capital, or make an RFC Loan under the Receivables Sale

Agreement, if after giving effect to such distribution or RFC Loan, there would be a Borrowing Excess;

                 (h) create, incur, permit to exist or have outstanding any Debt, except:

                          (i) Debt of the Borrower to the Lender, any Affected Party or any Indemnified Party under this Agreement and the Note;

                         (ii) taxes, assessments and governmental charges, non-interest bearing accounts payable and accrued liabilities, in any case not more than 90 days past due from the original due date thereof, and non-interest bearing deferred liabilities other than for borrowed money (e.g., deferred taxes), in each case incurred and continuing in the ordinary course of business; and

                        (iii) the endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

                 (i) issue any additional shares or any right or option to acquire any shares, or any security convertible into any shares, of the capital stock of the Borrower; or

                 (j) make or suffer to exist any purchases of assets or investments in any Person, including, without limitation, any shareholder, director, officer or employee of the Borrower or any of the Parent's other Subsidiaries, except Transferred Receivables, RFC Loans and Permitted Investments.


                                   ARTICLE VI

                         COLLECTIONS AND DISBURSEMENTS

         SECTION 6.01.    Establishment of Accounts

                 (a) The Lockbox Accounts. (i) The Borrower has established with each Lockbox Bank the related Lockbox Account, into which the Servicer (and the Borrower if received by it) shall deposit from time to time all monies, instruments and other property received by it as Proceeds of the Transferred Receivables. The Borrower agrees that prior to a Termination Event the Operating Agent, and upon the occurrence and during the continuation of a Termination Event the Collateral Agent, shall have exclusive dominion and control of the Lockbox Accounts and all monies, instruments and other property from time to time in the Lockbox Accounts. The Borrower will not make or cause to be made, or have any ability to make or cause, any withdrawals from the Lockbox Accounts, except as provided in Section 6.01(b)(ii).

                          (ii)  The Borrower and the Servicer have instructed
all existing Obligors, and will instruct all future Obligors, to make payments in respect of Transferred Receivables only (A) by check or money order mailed to one or more lockboxes or post office boxes under the control of the Operating Agent (each such box being a "Lockbox"), or (B) by wire transfer directly to any Lockbox Account ("Wire Payments"). The Lockboxes to which mail payments are made as of the date hereof and the related Lockbox Accounts are listed on the attached Schedule 8. The Borrower and the Servicer shall endorse, to the extent necessary, all checks or other instruments received in any Lockbox so that the same can be deposited in the related Lockbox Account, in the form so received (with all necessary endorsements), on the next Business Day after the Business Day on which such check or other instruments are received. In addition, the Borrower and Servicer shall deposit or cause to be deposited in any Lockbox Account all cash, checks, money orders or other Proceeds of Collateral received other than in a Lockbox or by Wire Payments, in the form so received (with all necessary endorsements), not later than the close of business on the Business Day following the date of such receipt, and until so deposited all such items or other Proceeds shall be held in trust for the Collateral Agent.

                         (iii)  In the event that a Lockbox Agreement
terminates for any reason or a Lockbox Bank fails to comply with its obligations under the Lockbox Agreement for any reason, then the Borrower shall promptly notify all relevant Obligors to send payments to a new Lockbox or to make all future Wire Payments to a new Lockbox Account with another Lockbox Bank. The Borrower shall not close any Lockbox and related Lockbox Account unless it shall have (1) received the prior written consent of the Operating Agent and the Collateral Agent, (2) established a new lockbox and related account with the same Lockbox Bank or with a new depositary institution satisfactory to the Operating Agent and the Collateral Agent, (3) entered into an agreement covering such new account with the Lockbox Bank or with such new depositary institution substantially in the form of the Lockbox Agreement which is satisfactory in all respects to the Operating Agent and the Collateral Agent (whereupon, for all purposes of this Agreement and the Related Documents, such new lockbox shall become a Lockbox, such new account shall become a Lockbox Account, such new agreement shall become a Lockbox Agreement and any new depositary institution shall become the Lockbox Bank), and (4) taken all such action as the Collateral Agent shall require to grant and perfect a first priority security interest in such new Lockbox Account to the Collateral Agent under Section 8.01 of this Agreement.

                 (b) Collection Account. (i) The Lender has established and shall maintain an Eligible Bank Account with the Depositary titled "Redwood Receivables Corporation - Collection Account (Carlisle Plastics Funding Corporation)". The Borrower agrees that the Operating Agent shall have exclusive dominion and control of the Collection Account and all monies, instruments and other property from time to time in the Collection Account.

                          (ii)  Pursuant to Section 6.02, the Borrower shall
instruct each Lockbox Bank to transfer, and the Borrower hereby grants each of the Operating Agent and the Collateral Agent the authority to instruct each Lockbox Bank to transfer, on each Business Day in same day funds, all available funds deposited in the Lockbox Account before such Business Day to the Collection Account. The Lender, the Operating Agent and the Collateral Agent may deposit into the Collection Account from time to time all monies, instruments and other property received by any of them as Proceeds of the Transferred Receivables. On each Business Day before the Commitment Termination Date, so long as no Termination Event shall have occurred and be continuing, the Operating Agent shall instruct and cause the Depositary (which instruction may be in writing or by telephone confirmed promptly thereafter in writing) to release funds on deposit in the Collection Account in the order of priority set forth in Section 6.03. On each Business Day on and after the Commitment Termination Date and on each Business Day during any period while a Termination Event has occurred and is continuing, the Collateral Agent may and the Operating Agent shall apply all amounts when received in the Collection Account in the order of priority set forth in Section 6.05.

                          (iii)  In the event that the Depositary wishes to
resign as depositary of the Collection Account for any reason, fails to carry out the instructions of the Operating Agent or the Collateral Agent for any reason, or if the Collection Account ceases to be an Eligible Account, then the Lender or the Operating Agent shall promptly notify all Secured Parties. The Lender shall not close the Collection Account unless it shall have (A) received the prior written consent of the Operating Agent and the Collateral Agent, (B) established a new account with the Depositary or with a new depositary institution satisfactory to the Operating Agent and the Collateral Agent, (C) entered into an agreement covering such new account with such new depositary institution satisfactory in all respects to the Operating Agent and the Collateral Agent (whereupon such new account shall become the Collection Account for all purposes of this Agreement and the Related Documents), and (D) taken all such action as the Collateral Agent shall require to grant and perfect a first priority security interest in such new Collection Account and all funds held in such new Collection Account, and all certificates and instruments, if any, from time to time representing or evidencing such new Collection Account or such funds to the Collateral Agent under this Agreement.

                 (c) Retention Account. The Lender has established and shall maintain an Eligible Bank Account with the Depositary and controlled by the Operating Agent titled "Redwood Receivables Corporation - Retention Account (Carlisle Plastics Funding Corporation)".

                 (d) Collateral Account. The Lender has established and shall maintain an Eligible Bank Account with the Depositary and controlled by the Operating Agent titled "Redwood Receivables Corporation - Collateral Account".

                 SECTION 6.02.    Funding of Collection Account.

                 (a) No later then 10:00 a.m. New York City time on each Business Day:

                          (i) the Operating Agent shall transfer all Collections deposited in the Lockbox Accounts prior to such Business Day to the Collection Account;

                          (ii) the Lender shall cause the Collateral Agent to deposit any Advances made on such Business Day to the Collection Account;

                         (iii) if, on the prior Business Day, the Operating Agent has notified the Borrower of any Borrowing Excess pursuant to
         Section 6.03(b), the Borrower shall deposit cash in the amount of such Borrowing Excess in the Collection Account;

                          (iv) if, pursuant to a Borrower Notice, the Borrower has requested to make an Optional Repayment of Advances on such Business Day, the Borrower shall deposit cash into the Collection Account in an amount equal to such Optional Repayment Amount;

                           (v) if on such Business Day the Borrower is required to make other payments under this Agreement not previously retained out of Collections (including Indemnified Amounts not previously paid), the Borrower shall deposit an amount equal to such payments in the Collection Account;

                          (vi) if, on the prior Business Day, the Parent made a capital contribution of a Rejected Amount pursuant to the Receivables Sale Agreement, the Borrower shall deposit cash in the amount received from the Parent for such repurchase in the Collection Account; and

                         (vii) the Servicer shall deposit into the Collection Account the Outstanding Balance of any Transferred Receivable it elects to pay pursuant to Section 7.03.

                 (b) If, two Business Days prior to any Settlement Date, the Operating Agent notifies the Borrower of any Retention Account Deficiency pursuant to Section 6.04(b), the Borrower shall deposit cash in the amount of such deficiency into the Collection Account no later than 10:00 a.m. on such Settlement Date.

                 (c) To the extent the Borrower fails to make the deposits required under Section 6.02(a)(iii), 6.02(a)(v) or 6.02(b), then the Lender may (but shall not be required to) fund such deficiencies (even if such funding would exceed New Advances Available) by depositing cash in the amount of such deficiency in the Collection Account and such funding shall be treated as new Advances to the Borrower.

                 (d) On the Commitment Termination Date, the Operating Agent shall transfer all amounts held in the Retention Account as of that date to the Collection Account.

         SECTION 6.03. Daily Disbursements From the Collection Account - Revolving Period.

                 (a) No later than 12:00 noon New York City time on each Business Day during the Revolving Period, following the transfers made in accordance with Section 6.02, the Operating Agent shall disburse all amounts in the Collection Account in the following priority:

                          (i) to the Retention Account for the account of the Lender, the amount of any Retention Account Deficiency deposited pursuant to Section 6.02(b) or 6.02(c);

                         (ii) to the Retention Account for the account of the Lender, an amount equal to the sum of

                                  (A)  Daily Interest on Advances Outstanding
                         as of the previous day;

                                (B)    Daily Unused Facility Fees for such day;
                         and

                                (C) the Interest and Fees Shortfall for the prior Business Day;

                        (iii) to the Collateral Account for the account of the Lender (or in the case of Indemnified Amounts, for the account of the Indemnified Party), amounts deposited into the Collection Account pursuant to Section 6.02(a)(v) or 6.02(c);

                         (iv) to the Collateral Account for the account of the Lender, as repayment of principal on Advances if, as disclosed in the most recently submitted Borrowing Base Certificate, there is a Borrowing Excess, by transfer of such Borrowing Excess;

                          (v) if, pursuant to a Borrower Notice, the Borrower has requested to repay an Advance on such date, the amount of such requested repayment to the Collateral Account for the account of the Lender, as repayment of principal on such Advance; and

                         (vi) to an account previously designated by the Borrower and authorized by the Operating Agent, the balance, if any.

                 (b)    After completion of the disbursements specified in
Section 6.03(a), the Operating Agent shall notify the Borrower of any remaining Borrowing Excess, and the Borrower shall deposit the amount of such remaining Borrowing Excess in the Collection Account by 10:00 a.m. on the following Business Day.

         SECTION 6.04. Disbursements From the Retention Account - Settlement Date Procedures - Revolving Period.

                 (a) No later than 1:00 p.m. on each Settlement Date during the Revolving Period, the amounts held in the Retention Account shall be disbursed or retained by the Operating Agent in the following priority:

                          (i) to the Collateral Account for the account of the Lender (or, if applicable, any Indemnified Party), in an amount equal to:

                              (A) accrued and unpaid Interest to the end of the preceding Settlement Period;

                              (B) all Unused Facility Fees accrued and unpaid
                          to the end of the preceding Settlement Period;

                              (C) all Additional Amounts incurred and payable
                          to any Affected Party through the end of the preceding Settlement Period;

                              (D) all other amounts accrued and payable under
                          this Agreement other than principal payments on Advances (including Indemnified Amounts incurred and payable to any Indemnified Party) through the end of the preceding Settlement Period; and

                              (E) if there is a Borrowing Excess, to the extent
                          not covered in Section 6.03, an amount equal to such excess, in reduction of Advances Outstanding;

                     (ii) to an account previously designated by the Servicer and authorized by the Operating Agent on behalf of the Borrower, in an amount equal to the Servicer's accrued and unpaid Servicing Fee to the end of the preceding Settlement Period;

                    (iii) retained in the Retention Account, the Accrued Monthly Interest and Unused Facility Fees as of that date;

                     (iv) to the extent that the balance in the Retention Account exceeds the amount to be retained under Sections 6.04(a)(iii), that excess, if so designated by the Borrower, to the Collateral Account to repay Advances Outstanding; and

                      (v) to the extent that the balance in the Retention Account exceeds the amount to be retained or disbursed under
                 Section 6.04(a)(iii) or (iv), that excess to an account previously designated by the Borrower and authorized by the Operating Agent.

                 (b) Two Business Days prior to each Settlement Date, the Operating Agent shall determine and notify the Borrower of any Retention Account Deficiency for the preceding Settlement Period, and the Borrower shall deposit cash in the amount of such Retention Account Deficiency to the Collection Account pursuant to Section 6.02(b).

         SECTION 6.05.    Liquidation Settlement Procedures.

                 On each Business Day on and after the Commitment Termination Date, the Collateral Agent shall transfer all amounts from the Collection Account in the following priority:

                          (a) if an Event of Servicer Termination has occurred and a Successor Servicer has been appointed, to the Successor Servicer in an amount equal to its accrued and unpaid Successor Servicing Fees;

                          (b) to the Collateral Account for the account of the Lender, in an amount equal to:

                               (i) accrued and unpaid Interest through and
                 including such date;

                              (ii) all accrued and unpaid Unused Facility Fees;

                             (iii) all Additional Amounts incurred and payable
                 to any Affected Party;

                              (iv) all Indemnified Amounts incurred and payable
                 to any Indemnified Party; and

                               (v) the principal of all Current Advances
                 Outstanding; and

                     (c) if an Event of Servicer Termination has occurred and a Successor Servicer has been appointed, to the Successor Servicer in an amount equal to its accrued and unpaid Successor Servicing Expenses.

                          (d) if an Event of Servicer Termination has not
occurred, to the Servicer in an amount equal to its accrued and unpaid Servicing Fee.

         SECTION 6.06 Notification by Operating Agent. The Operating Agent shall notify the Borrower, the Lender, the Collateral Agent and the Servicer of the determinations and disbursements made pursuant to Sections 6.03, 6.04, 6.05 and Section 6.08.

         SECTION 6.07. Investment of Accounts. During the Revolving Period, to the extent there are uninvested amounts deposited in the Collection Account or the Retention Account, the Operating Agent shall invest all such amounts in Permitted Investments selected by the Operating Agent that mature no later than the immediately succeeding Business Day, in the case of the Collection Account, and the immediately succeeding Settlement Date, in the case of the Retention Account. On or after the

Commitment Termination Date, any investment of such amounts shall be solely at the discretion of the Operating Agent subject to the restrictions described above.

         SECTION 6.08. Termination Procedures. (a) On the earlier of (i) the first Business Day after the Commitment Termination Date on which current Advances Outstanding have been reduced to zero or (ii) the Final Maturity Date, if the payments required to be made pursuant to Sections 6.05(a), (b) and (c) have not been made in full, the Borrower shall immediately deposit into the Collection Account an amount sufficient to make such payments in full.

                 (b) On the first Business Day after the Commitment Termination Date on which the payments required pursuant to Subsections 6.05(a),(b) and (c) have been made in full, all amounts held in the Collection Account and the Retention Account, if any, shall be disbursed to the Borrower and all security interests of the Lender and the Collateral Agent in all Transferred Receivables owned by the Borrower shall be released by the Lender and the Collateral Agent. Such disbursement shall constitute the final payment to which the Borrower is entitled pursuant to the terms of this Agreement.

                                  ARTICLE VII

                          APPOINTMENT OF THE SERVICER

         SECTION 7.01. Appointment of the Servicer. The Borrower hereby appoints the Servicer as its agent to service the Transferred Receivables and enforce its respective rights and interests in and under each Transferred Receivable and each related Contract and to serve in such capacity until the termination of its responsibilities pursuant to Sections 7.10, 9.02 or 11.01. The Servicer hereby agrees to perform the duties and obligations with respect thereto set forth herein. The Servicer may, with the prior consent of the Borrower, the Lender, the Operating Agent, and the Collateral Agent subcontract with a Sub-Servicer for collection, servicing or administration of the Transferred Receivables, provided, that (a) the Servicer shall remain liable for the performance of the duties and obligations of the Sub-Servicer pursuant to the terms hereof, and (b) any Sub-Servicing Agreement that may be entered into and any other transactions or services relating to the Transferred Receivables involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Servicer alone and the Borrower, the Lender, Operating Agent and the Collateral Agent shall not be deemed parties thereto and shall have no obligations, duties or liabilities with respect to the Sub-Servicer.

         SECTION 7.02.  Duties and Responsibilities of the Servicer.

                 (a) The Servicer shall conduct the servicing, administration and collection of the Transferred Receivables and shall take, or cause to be taken, all such actions as may be necessary or advisable to service, administer and collect each Transferred Receivable from time to time.

                 (b) The duties of the Servicer shall include, without limitation:

                      (i) preparation and submission of claims to, and post-billing liaison with, Obligors on Transferred Receivables;

                     (ii) arranging for the direct remittance of all Collections with respect to each Transferred Receivable to the Lockboxes or the Lockbox Accounts;

                    (iii) maintaining all necessary Servicing Records with respect to the Transferred Receivables and providing such reports to the Lender, the Operating Agent and the Collateral Agent in respect of the servicing of the Transferred Receivables (including information relating to its performance under this Agreement) as may be required hereunder or as the Lender, the Operating Agent or the Collateral Agent may reasonably request;

                     (iv) maintaining and implementing administrative and operating procedures (including, without limitation, an ability to recreate Servicing Records evidencing the Transferred Receivables in the event of the destruction of the originals thereof) and keeping and maintaining all documents, books, records and other information reasonably necessary or advisable for the collection of the Transferred Receivables (including, without limitation, records adequate to permit the identification of each new Transferred Receivable and all Collections of and adjustments to each existing Transferred Receivable);

                      (v) promptly delivering to the Operating Agent or the Collateral Agent, from time to time, such information and Servicing Records (including information relating to its performance under this Agreement) as the Operating Agent or the Collateral Agent may from time to time reasonably request;

                     (vi) identifying each Transferred Receivable clearly and unambiguously in its Servicing Records to reflect that such Transferred Receivable is owned by the Borrower and pledged to the Collateral Agent;

                     (vii) complying in all respects with the Credit and Collection Policies in regard to each Transferred Receivable and the related Contracts;

                     (viii) complying in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties and all Transferred Receivables, related Contracts and Collections with respect thereto;

                       (ix) preserving and maintaining its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualifying and remaining qualified in good standing as a foreign corporation and qualifying to and remaining authorized to perform obligations as Servicer (including enforcement of collection of Transferred Receivables on behalf of the Lender and the Collateral Agent) in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect (A) the rights or interests of the Lender and the Collateral Agent in the Transferred Receivables, (B) the collectibility of any Transferred Receivable, (C) the ability of the Servicer to perform its obligations hereunder, or
         (D) the ability of the Parent to perform its obligations under this Agreement or under the Contracts;

                        (x) immediately notifying the Lender, the Operating Agent and the Collateral Agent of the occurrence of a Termination Event (including, without limitation, a material adverse change in the financial condition of the Parent) or an Incipient Event; and

                       (xi) notifying the Lender, the Operating Agent and the Collateral Agent of any action, suit, proceeding, dispute, offset deduction, defense or counterclaim that is or may be asserted by an Obligor with respect to any Transferred Receivable.

                 (c) The Lender, the Operating Agent and the Collateral Agent shall not have any obligation or liability with respect to any Transferred Receivables or related Contracts, nor shall any of them be obligated to perform any of the obligations of the Servicer hereunder.

         SECTION 7.03. Authorization of the Servicer. Each of the Borrower and the Lender hereby authorizes the Servicer (including any successor thereto) to take any and all reasonable steps in its name and on its behalf necessary or desirable and not inconsistent with the pledge of the Transferred Receivables to the Lender and the Collateral Agent, in the determination of the Servicer, to collect all amounts due under any and all Transferred Receivables, including, without limitation, endorsing any of their names on checks and other instruments representing Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Transferred Receivables and, after the delinquency of any Transferred Receivable and to the extent permitted under and in compliance with applicable law and regulations, to commence proceedings with respect to enforcing payment of such Transferred Receivables and the related Contracts, and adjusting, settling or compromising the account or payment thereof, to the same extent as the Parent could have done if it had continued to own such Receivable. The Parent, the Borrower and the Lender shall furnish the Servicer (and any successors thereto) with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder, and shall cooperate with the Servicer to the fullest extent in order to ensure the collectibility of the Transferred Receivables. Notwithstanding anything to the contrary contained herein, the Lender, the Collateral Agent and the Operating Agent shall have the absolute and unlimited right to direct the Servicer (whether the Servicer is the Parent or otherwise) to commence or settle any legal action to enforce collection of any Transferred Receivable or to foreclose upon, repossess or take any other action which the Collateral Agent or the Operating Agent deems necessary or advisable with respect thereto; provided, that the Servicer may, rather than commencing such action or taking other enforcement action, at its option elect to pay the Borrower the Outstanding Balance of such Transferred Receivable. In no event shall the Servicer be entitled to make the Lender, the Collateral Agent or the Operating Agent a party to any litigation without such party's express prior written consent, or to make the Borrower a party to any litigation without the Operating Agent's consent.

         SECTION 7.04. Servicing Fees. As compensation for its servicing activities hereunder and as reimbursement for its expenses in connection therewith, the Servicer shall be entitled to receive the Servicing Fees in the manner set forth in Sections 6.04 and 6.05, payable monthly in arrears on each Settlement Date with respect to the preceding Settlement Period. The Servicer shall be required to pay for all expenses incurred by the Servicer in connection with its activities hereunder (including any payments to accountants, counsel or any other Person) and shall not be entitled to any payment therefor other than the Servicing Fees.

         SECTION 7.05. Negative Covenants of the Servicer. The Servicer shall not, without the written consent of the Operating Agent and the Collateral
Agent:

                 (a) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to (and any such purported disposition shall be null and void), any Transferred Receivable or related Contract with respect thereto, or upon or with respect to the Lockbox Account, the Lockboxes, the Collection Account, the Retention Account or any other account to which any Collections of any Receivable are deposited, or assign any right to receive income in respect thereof;

                 (b) extend, amend or otherwise modify the terms of any Transferred Receivable (other than adjusting, settling or compromising the account or payment of a Transferred Receivable pursuant to Section 7.03), or amend, modify or waive any term or condition of any Contract related thereto;

                 (c) make any material change in the character of its business;

                 (d) make any change in its instructions to Obligors to make payments to the Lockbox Accounts or Lockboxes;

                 (e) nor permit any of its Subsidiaries to, directly or indirectly, by operation of law or otherwise, merge or consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with, any Person, except that any wholly-owned Subsidiary, other than the Borrower, may merge or consolidate with or into the Parent (provided the Parent is the surviving corporation) or with or into another wholly-owned Subsidiary; or

                 (f) make any change to its corporate name or use any tradenames, fictitious names, assumed names or "doing business as" names (other than as set forth in Schedule 7), unless the Lender, the Operating Agent and the Collateral Agent are notified in advance of any such name change or use.

         SECTION 7.06. Financial Covenants. The Servicer shall comply with the financial covenants set forth in Schedule 9.

         SECTION 7.07. Reporting. During the term of this Agreement, the Servicer shall furnish to the Collateral Agent, the Operating Agent and the
Lender:

                 (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Servicer a copy of the consolidated financial statement of the Servicer and its consolidated Subsidiaries as of the end of such year and the related consolidated statements of income and retained earnings, and of cash flow, of the Servicer and its consolidated Subsidiaries for such year, in each case reported on by a firm of nationally recognized independent public accountants;

                 (b) on or before the 45th day after each fiscal quarter, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during the preceding calendar quarter and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such quarter, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof; (iii) the Servicer has complied with the covenants set forth in Sections 7.05 and 7.06 and (iv) the representations and warranties of the Servicer in Section 4.03 are true and correct as if made on the date of such Officers' Certificate;

                 (c) promptly after the sending or filing thereof, copies of all reports which the Servicer sends to any of its security holders, public filings with any Governmental Authority and the annual report of the Servicer; and

                 (d) such other periodic, special or other reports or information as the Lender, the Operating Agent or the Collateral Agent may reasonably require.

         SECTION 7.08. Annual Statement as to Compliance. The Servicer shall deliver to the Collateral Agent, the Operating Agent and the Lender on or before March 31 of each year an Officers' Certificate stating, as to each signer thereof, that (a) a review of the activities of the Servicer during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (b) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof, (c) the Servicer has complied with the covenants set forth in Sections 7.05 and 7.06, and (d) the representations and warranties of the Servicer in Section 4.03 are true and correct as if made on the date of such Officers' Certificate.

         SECTION 7.09. Annual Independent Public Accountants' Servicing and Compliance Report. On or before March 31 of each year, the Servicer at its expense shall cause a firm of nationally recognized independent public accountants to furnish a statement (on which the Lender, the Operating Agent and the Collateral Agent may rely) to the Collateral Agent and the Operating Agent to the effect that such firm has applied the agreed upon procedures referred to in Section 5.02(e) with respect to (a) the Servicer's compliance with the Servicer's financial covenants in this Agreement and (b) the Servicer's substantial compliance with this Agreement (including the Credit and Collection Policies), and that, on the basis of such procedures, such firm has reported that there are no exceptions, except as set forth in such statement.

         SECTION 7.10. Termination of Servicer. With the prior written consent of the Lender, the Operating Agent and the Collateral Agent, the Borrower may terminate the Servicer.


                                  ARTICLE VIII

                          GRANT OF SECURITY INTERESTS

         SECTION 8.01. Borrower's Grant of Security Interest. As security for the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise, of all Borrower Secured Obligations, the Borrower hereby assigns and pledges to the Lender, and grants to the Lender a security interest in and lien upon, all of the Borrower's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Borrower now has or hereafter acquires an interest and wherever the same may be located (collectively, the "Borrower Collateral"):

                          (a) all Transferred Receivables, Contracts and Collections;

                          (b) the Receivables Sale Agreement, the Lockbox Agreement and all other Related Documents now or hereafter in effect relating to the purchase, servicing or processing of Transferred Receivables (the "Borrower Assigned Agreements"), including (i) all rights of the Borrower to receive moneys due and to become due under or pursuant to the Borrower Assigned Agreements, (ii) all rights of the Borrower to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Borrower Assigned Agreements, (iii) claims of the Borrower for damages arising out of or for breach of or default under the Borrower Assigned Agreements, and (iv) the right of the Borrower to amend, waive or terminate the Borrower Assigned Agreements, to perform under the Borrower Assigned Agreements and to compel performance and otherwise exercise all remedies under the Borrower Assigned Agreements;

                          (c) all of the following (the "Borrower Account Collateral"):

                                  (i) the Lockbox Account, the Lockboxes and
                 all funds held in the Lockbox Account and the Lockboxes and all certificates and instruments, if any, from time to time representing or evidencing the Lockbox Account, the Lockboxes or such funds,

                                  (ii) the Collection Account and the Retention
                 Account, all funds held in the Collection Account and the Retention Account, and all certificates and instruments, if any, from time to time representing or evidencing the Collection Account, the Retention Account or such funds,

                                  (iii) all Investments from time to time of
                 amounts in the Collection Account, the Lockbox Account and the Retention Account, and all certificates and instruments, if any, from time to time representing or evidencing such Investments,

                                  (iv) all notes, certificates of deposit and
                 other instruments from time to time delivered to or otherwise possessed by the Lender or any assignee or agent on behalf of the Lender in substitution for or in addition to any of the then existing Borrower Account Collateral, and

                                  (v) all interest, dividends, cash,
                 instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the then existing Borrower Account Collateral;

                          (d) all additional property that may from time to time hereafter be granted and pledged by the Borrower or by anyone on its behalf, including the deposit with the Lender, the Operating Agent or the Collateral Agent of additional moneys by the Borrower;

                          (e) all Proceeds, accessions, substitutions, rents and profits of any and all of the foregoing Borrower Collateral (including Proceeds that constitute property of the types described in Sections 8.01(a) through (d) above) and, to the extent not otherwise included, all payments under insurance (whether or not the Lender or any assignee or agent on behalf of the Lender is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing Borrower Collateral; and

                          (f) the note or notes evidencing any RFC Loans and all of the Borrower's rights to repayment thereunder.

         SECTION 8.02. Lender's Assignment and Grant of Security Interest. As security for the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise, of all Lender Secured Obligations, the Lender hereby assigns and pledges to the Collateral Agent for its benefit and for the benefit of the CP Holders, the Depositary, the Liquidity Lenders, the Liquidity Agent, the Letter of Credit Agent and the Letter of Credit Providers (collectively, the "Lender Secured Parties"), and grants to the Collateral Agent for its benefit and for the benefit of the Lender Secured Parties, a security interest and lien in all of its right, title and interest in and to the following, whether now owned or hereafter acquired (collectively, the "Lender Collateral"):

                          (a)     the Borrower Collateral;

                          (b) this Agreement and the Note (the "Lender Assigned Agreements"), including (i) all rights of the Lender to receive moneys due and to become due under or pursuant to the Lender Assigned Agreements, (ii) all rights of the Lender to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Lender Assigned Agreements, (iii) all claims of the Lender for damages arising out of or for breach of or default under the Lender Assigned Agreements, and (iv) all rights of the Lender to amend, waive or terminate the Lender Assigned Agreements, to perform under and to compel performance of the Lender Assigned Agreements and otherwise to exercise all remedies under the Lender Assigned Agreements;

                          (c) all of the following (the "Lender Account Collateral"):

                                  (i) the Retention Account, all funds held in
                 the Retention Account and all certificates and instruments, if any, from time to time representing or evidencing the Retention Account or such funds,

                                  (ii) all Investments from time to time of
                 amounts in the Retention Account, and all certificates
                and instruments, if any, from time to time representing or evidencing such Investments,

                                  (iii) all notes, certificates of deposit and
                 other instruments from time to time delivered to or otherwise possessed by the Collateral Agent or any assignee or agent on behalf of the Collateral Agent in substitution for or in addition to any of the then existing Lender Account Collateral, and

                                   (iv) all interest, dividends, cash,
                 instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the then existing Lender Account Collateral;

                          (d) all additional property that may from time to time hereafter be granted and pledged by the Lender or by anyone on its behalf, including the deposit with the Collateral Agent of additional moneys by the Lender; and

                          (e) all Proceeds of any and all of the foregoing Lender Collateral (including Proceeds that constitute property of the types described in Sections 8.02(a) through (d) above) and, to the extent not otherwise included, all payments under insurance (whether or not the Collateral Agent is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing Lender Collateral.

         SECTION 8.03. Consent to Assignment. Each of the Borrower, the Parent and the Servicer acknowledges and consents to the security interest over the Borrower Collateral created pursuant to Section 8.02 and acknowledges the rights of the Collateral Agent and the covenants given by the Lender in favor of the Collateral Agent set forth in this Agreement, and further acknowledges and consents that the Collateral Agent shall be entitled to enforce the provisions of the Borrower Assigned Agreements or the Lender Assigned Agreements to which the Borrower, the Parent or the Servicer is a party and shall be entitled to all the rights and remedies of the Lender thereunder. In addition, each of the Borrower, the Parent and the Servicer hereby authorizes the Collateral Agent to rely on the representations and warranties of the Borrower, the Parent or the Servicer, respectively, contained in the Borrower Assigned Agreements and the Lender Assigned Agreements to which the Borrower, the Parent or the Servicer is a party and in any other certificates and documents furnished by the Borrower, the Parent or the Servicer to any party in connection therewith.

         SECTION 8.04. Delivery of Collateral. All certificates or instruments representing or evidencing Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant to this Agreement, and shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent, and to the extent not constituting an assignment shall be irrevocable powers of attorney coupled with an interest. The Collateral Agent shall have the right, at any time in its discretion and without notice to the Borrower or the Lender, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Collateral. In addition, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

         SECTION 8.05. Borrower Remains Liable. Notwithstanding anything in this Agreement, (a) each of the Borrower and the Parent shall remain liable under the Transferred Receivables, Contracts, Borrower Assigned Agreements and other agreements included in the Collateral to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Lender or the Collateral Agent of any of its rights under this Agreement shall not release the Borrower or the Servicer from any of their respective duties or obligations under the Transferred Receivables, Contracts, Borrower Assigned Agreements or other agreements included in the Collateral, (c) the Lender, the Collateral Agent and the Lender Secured Parties shall not have any obligation or liability under the Transferred Receivables, Contracts, Borrower Assigned Agreements or other agreements included in the Collateral by reason of this Agreement, and (d) neither the Collateral Agent nor any of the other Secured Parties shall be obligated to perform any of the obligations or duties of the Borrower or the Servicer under the Transferred Receivables, Contracts, Borrower Assigned Agreements or other agreements included in the Collateral or to take any action to collect or enforce any claim for payment assigned under this Agreement.

         SECTION 8.06. Covenants of the Borrower and Servicer Regarding the Collateral.

                 (a) Offices and Records. The Borrower shall keep its principal place of business and chief executive offices and the office where it keeps its Records at the respective locations specified in Section 4.01(m) or, upon 30 days prior written notice to the Collateral Agent, at such other location in a jurisdiction where all action required by Section 8.06(f) shall have been taken with respect to the Collateral. The Borrower and the Servicer shall, for not less than three years or for such longer period as may be required by law, from the date on which any Transferred Receivable arose, maintain the Records with respect to each Transferred Receivable, including records of all payments received, credits granted and merchandise returned. The Borrower and the Servicer will, upon five Business Days notice, permit representatives of the Operating Agent and the Collateral Agent at any time and from time to time during normal business hours, and at such times outside of normal business hours as the Operating Agent and the Collateral Agent shall reasonably request, (i) to inspect and make copies of and abstracts from such records, and (ii) to visit the properties of the Borrower or the Servicer utilized in connection with the collection, processing or servicing of the Transferred Receivables for the purpose of examining such Records, and to discuss matters relating to the Receivables or the Borrower's or Servicer's performance under this Agreement with any officer or employee of the Borrower or Servicer having knowledge of such matters. In connection therewith, the Operating Agent or the Collateral Agent may institute procedures to permit it to confirm the Obligor balances in respect of any Transferred Receivables.
Each of the Borrower and the Servicer agrees to render to the Operating Agent and the Collateral Agent such clerical and other assistance as may be reasonably requested with regard to the foregoing. If a Termination Event shall have occurred and be continuing, promptly upon request therefor, the Borrower or the Servicer shall deliver to the Collateral Agent records reflecting activity through the close of business on the immediately preceding Business Day.

                 (b) Collection of Transferred Receivables. Except as otherwise provided in this Section 8.06(b), the Borrower shall continue to collect or cause to be collected, at its own expense, all amounts due or to become due to the Borrower under the Transferred Receivables, the Borrower Assigned Agreements and any other Borrower Collateral. In connection with such collections, the Borrower may take (and at the Collateral Agent's direction after a Termination Event has occurred and is continuing, shall take) such action as the Borrower or the Collateral Agent may deem necessary or advisable to enforce collection of the Transferred Receivables and the Borrower Assigned Agreements; provided, however, that the Collateral Agent may, at any time that a Termination Event has occurred and is continuing, notify any Obligor with respect to any Transferred Receivables or obligors under the Borrower Assigned Agreements of the assignment of such Transferred Receivables or Borrower Assigned Agreements, as the case may be, to the Collateral Agent and direct that payments of all amounts due or to become due to the Borrower thereunder be made directly to the Collateral Agent or any servicer, collection agent or lockbox or other account designated by the Collateral Agent and, upon such notification and at the expense of the Borrower, the Collateral Agent may enforce collection of any such Transferred Receivables or the Borrower Assigned Agreements and adjust, settle or compromise the amount or payment thereof.

                 (c) Maintain Records of Transferred Receivables. The Borrower and the Servicer shall, at their own cost and expense, maintain (or cause to be maintained) satisfactory and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. Each of the Borrower and the Servicer will mark (or cause to be marked) conspicuously with a legend, in form and substance satisfactory to the Collateral Agent, its records, computer tapes, computer disks and credit files pertaining to the Collateral and the Related Contracts, and its file cabinets or other storage facilities where it maintains information pertaining to the Collateral, to evidence this Agreement and the assignment and security interest granted by this Article VIII. Upon the occurrence and during the continuation of a Termination Event, the Borrower and Servicer shall (i) deliver and turn over (or cause to be delivered and turned over) to the Collateral Agent or to its representatives, or at the option of the Collateral Agent shall provide the Collateral Agent or its representatives with access to, at any time on demand of the Collateral Agent, all of the Borrower's and Servicer's facilities, personnel, books and records pertaining to the Collateral, including all Records, and (ii) allow the Collateral Agent to occupy the premises of the Borrower and the Servicer where such books, records and Records are maintained, and utilize such premises, the equipment thereon and any personnel of the Borrower or the Servicer that the Collateral Agent may wish to employ for such reasonable period of time as is necessary to administer, service and collect the Transferred Receivables.

                 (d) Performance of Borrower Assigned Agreements. The Borrower shall (i) perform and observe all the terms and provisions of the Borrower Assigned Agreements to be performed or observed by it, maintain the Borrower Assigned Agreements in full force and effect, enforce the Borrower Assigned Agreements in accordance with their terms and take all such action to such end as may be from time to time requested by the Collateral Agent, and
(ii) upon request of the Operating Agent or the Collateral Agent, make to any other party to the Borrower Assigned Agreements such demands and requests for information and reports or for action as the Borrower is entitled to make under the Borrower Assigned Agreements.

                 (e) Notice of Adverse Claim. Each of the Borrower and the Servicer shall advise the Lender, the Operating Agent and the

Collateral Agent promptly, in reasonable detail, (i) of any Adverse Claim known to it made or asserted against any of the Borrower Collateral, and (ii) of the occurrence of any event which would have a material adverse effect on the aggregate value of the Borrower Collateral or on the assignments and security interests granted by the Borrower in this Agreement.

                 (f) Further Assurances; Financing Statements. (i) Each of the Borrower and the Servicer severally agrees that at any time and from time to time, at its expense, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable or that the Lender, the Operating Agent or the Collateral Agent may request to perfect and protect the assignments and security interests granted or purported to be granted by this Article VIII or to enable the Lender, the Operating Agent or the Collateral Agent to exercise and enforce its rights and remedies under this Agreement with respect to any Collateral. Without limiting the generality of the foregoing, the Borrower shall execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable or that the Lender, the Operating Agent or the Collateral Agent may request to protect and preserve the assignments and security interests granted by this Agreement.

                (ii) The Borrower and the Lender hereby severally authorize the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Borrower or the Lender where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. The Collateral Agent will promptly send to the Borrower any financing or continuation statements thereto which it files without the signature of the Borrower and will promptly send to the Lender any financing or continuation statements thereto which it files without the signature of the Lender except, in the case of filings of copies of this Agreement as financing statements, the Collateral Agent will promptly send the Borrower or the Lender, as the case may be, the filing or recordation information with respect thereto.

               (iii) Each of the Borrower and the Servicer shall furnish to the Collateral Agent from time to time such statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

                                   ARTICLE IX

                               TERMINATION EVENTS

         SECTION 9.01. Termination Events. If any of the following events (each, a "Termination Event") shall occur and be continuing:

                 (a) (i) the Borrower shall default in the payment of any amount owed by it hereunder and such failure shall remain unremedied for one Business Day, or (ii) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement and such failure shall remain unremedied for five Business Days, in each case after written notice thereof shall have been given by the Operating Agent or the Collateral Agent to the Borrower; or

                 (b) a default shall have occurred (and any applicable grace period shall have elapsed) and be continuing under any instrument or agreement evidencing, securing or providing for the issuance of Debt of the Parent or the Borrower and such default shall not have been waived by the non-defaulting party; or

                 (c) the Parent or the Borrower shall generally not pay any of its respective Debts as such Debts become due, or shall admit in writing its inability to pay its Debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Parent or the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or any of its Debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur, or the Parent or the Borrower shall take any corporate action to authorize any of the actions set forth in this subsection; or

                 (d) judgments or orders for the payment of money (other than such judgments or orders in respect of which adequate insurance is maintained for the payment thereof) in excess of $500,000 in the aggregate against the Parent or any of its Affiliates shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days or more; or

                 (e) a judgment or order for the payment of money is rendered against the Borrower in excess of $50,000 shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days or more; or

                 (f) there is, in the judgment of the Operating Agent, a material breach of any of the representations and warranties of the Borrower set forth in Section 4.01 or 4.02; or

                 (g) any Governmental Authority (including the Internal Revenue Service or the Pension Benefit Guaranty Corporation) shall file notice of a lien with regard to any assets of the Parent (other than a lien (i) limited by its terms to assets other than Receivables and (ii) not materially adversely affecting the financial condition of the Parent or the Parent's ability to perform as Servicer hereunder); or

                 (h) any Governmental Authority (including the Internal Revenue Service or the Pension Benefit Guaranty Corporation) shall file notice of a lien with regard to any of the assets of the Borrower (other than a lien
(i) limited by its terms to assets other than Receivables and (ii) not materially adversely affecting the financial condition of the Borrower); or

                 (i) as of any Settlement Date, the Default Ratio is greater than 14% (or 11% at the discretion of the Operating Agent); or

                 (j) as of any Settlement Date, the Delinquency Ratio is greater than 6%; or

                 (k) there shall occur a failure of the Parent to contribute capital in the Rejected Amount as required under the Receivables Sale Agreement, or if the Receivables Sale Agreement shall for any reason cease to evidence the transfer to the Borrower (or its assignees or transferees) of the legal and equitable title to, and ownership of, the Transferred Receivables; or

                 (l) the Lockbox Agreement or the Receivables Sale Agreement shall have been amended or terminated without the written consent of the Lender, the Operating Agent and the Collateral Agent; or

                 (m)      an Event of Servicer Termination shall have occurred;
or

                 (n) the Operating Agent shall have determined that the funding of Receivables hereunder is impracticable due to a drop in or withdrawal of any of the ratings assigned to the Lender's

Commercial Paper, the imposition of Additional Amounts, restrictions on the amount of Transferred Receivables it may finance, the permanent inability of the Lender to issue Commercial Paper or for any other reason whatsoever; or

                 (o) the Lender and the Collateral Agent cease to hold a first priority, perfected security interest in the Transferred Receivables; or

                 (p)  a Borrower LOC Draw has occurred; or

                 (q) the obligations of the Liquidity Lenders to make Liquidity Loans, the proceeds of which may be used by the Lender to make Advances to the Borrower, have terminated; or

                 (r) as of any Settlement Date, the Past Due Receivables Ratio is greater than 14%;

then and in any such event, the Commitment Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

         SECTION 9.02. Events of Servicer Termination. If any of the following events (each, an "Event of Servicer Termination") shall occur and be continuing:

                 (a) the Servicer shall fail to perform or observe any term, covenant or agreement contained in this Agreement and such failure shall remain unremedied for five Business Days after written notice thereof shall have been given by the Lender, the Collateral Agent or the Operating Agent to the Servicer; or

                 (b) a default shall have occurred (and any applicable grace period shall have elapsed) and be continuing under any instrument or agreement evidencing, securing or providing for the issuance of Debt of the Servicer and such default shall not have been waived by the non-defaulting party; or

                 (c) the Servicer shall generally not pay any of its Debts as such Debts become due, or shall admit in writing its inability to pay its Debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Servicer seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or any of its Debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur, or the Servicer shall take any corporate action to authorize any of the actions set forth in this subsection; or

                 (d) judgments or orders for the payment of money (other than such judgments or orders in respect of which adequate insurance is maintained for the payment thereof) in excess of $500,000 in the aggregate against the Servicer or any of its Affiliates shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days or more; or

                 (e) there is a material breach of any of the representations and warranties of the Servicer set forth in Section 4.03; or

                 (f) a Termination Event shall have occurred or this Agreement shall have been terminated; or

                 (g) the Servicer shall assign or purport to assign any of its obligations hereunder or under the Receivables Sale Agreement without the prior written consent of the Operating Agent and the Collateral Agent;

then, and in any such event, the Operating Agent shall (on behalf of the Borrower), at the request, or may with the consent, of the Lender or the Collateral Agent, by delivery of a Servicer Termination Notice to the Borrower and the Servicer, terminate the servicing responsibilities of the Servicer hereunder, without demand, protest or further notice of any kind, all of which are hereby waived by the Servicer. Upon any such declaration, all authority and power of the Servicer under this Agreement and the Receivables Sale Agreement shall pass to and be vested in the Successor Servicer appointed pursuant to Section 11.02; provided, that notwithstanding anything to the contrary herein, the Borrower agrees that it will continue to follow the procedures set forth in Section 7.02(b)(ii) with respect to Collections on Transferred Receivables.


                                   ARTICLE X

                                    REMEDIES

         SECTION 10.01. Actions Upon Termination Event. If any Termination Event shall have occurred and be continuing and the Operating Agent shall have declared the Commitment Termination Date to have occurred or the Commitment Termination Date shall have been deemed to have occurred pursuant to Section 9.01, then the Collateral Agent may exercise in respect of the Borrower Collateral, in addition to any and all other rights and remedies otherwise available to it, all of the rights and remedies of a secured party upon default under the UCC (such rights and remedies to be cumulative and nonexclusive), and, in addition, may take the following remedial actions:

                 (a) The Collateral Agent may, without notice to the Borrower except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Borrower Secured Obligations against amounts payable to the Borrower from the Collection Account, the Lockbox Account, the Retention Account or any part of such accounts in accordance with the priorities required by Section 10.03.

                 (b) The Collateral Agent may solicit and accept bids for and sell the Borrower Collateral or any part of the Borrower Collateral in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Lender's, Operating Agent's or Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. The Collateral Agent agrees to give at least ten Business Days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Borrower Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed for such sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Every such sale shall operate to divest all right, title, interest, claim and demand whatsoever of the Borrower in and to the Borrower Collateral so sold, and shall be a perpetual bar, both at law and in equity, against the Borrower, the Parent, any Person claiming the Borrower Collateral sold through the Borrower, the Parent and their respective successors or assigns.

                 (c) Upon the completion of any sale under Section 10.01(b), the Borrower or the Servicer will deliver or cause to be delivered all of the Borrower Collateral sold to the purchaser or purchasers at such sale on the date of sale, or within a reasonable time thereafter if it shall be impractical to make immediate delivery, but in any event full title and right of possession to such property shall pass to such purchaser or purchasers forthwith upon the completion of such sale. Nevertheless, if so requested by the Collateral Agent or by any purchaser, the Borrower shall confirm any such sale or transfer by executing and delivering to such purchaser all proper instruments of conveyance and transfer and releases as may be designated in any such request.

                 (d) At any public sale under Section 10.01(b), the Lender, any holder of the Note (the identity of which, if other than the Collateral Agent, shall be disclosed by the Borrower to each Rating Agency), the Collateral Agent or any Lender Secured Party may bid for and purchase the property offered for sale and, upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor. Any purchaser at any sale under Section 10.01(b) shall be entitled, for the purpose of making payment for the property purchased, to use the Note in order that there may be credited thereon the sums payable out of the net proceeds of such sale to any such holder, and thereupon such purchaser shall be credited on account of such purchase price with the portion of such net proceeds that shall be applicable to the payment of, and shall have been credited upon, the Note so used.

                 (e) The Collateral Agent may exercise at the Borrower's expense any and all rights and remedies of the Borrower under or in connection with the Borrower Assigned Agreements or the other Borrower Collateral, including any and all rights of the Borrower to demand or otherwise require payment of any amount under, or performance of any provisions of, the Borrower Assigned Agreements.

         SECTION 10.02. Receipt of Payments in Trust. All payments received by the Borrower, the Parent, the Servicer, the Lender or the Operating Agent under or in connection with the Borrower Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such party and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement).

         SECTION 10.03. Application of Proceeds. Any cash held by or on behalf of the Collateral Agent as Borrower Collateral, whether from Transferred Receivables or otherwise, and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Borrower Collateral, shall be applied as set forth in
Section 6.05. Any surplus of such cash or cash proceeds held by or on behalf of the Collateral Agent shall be disposed of in accordance with Section 6.08.

         SECTION 10.04. Exercise of Remedies. No failure or delay on the part of the Collateral Agent to exercise any right, power or privilege under this Agreement and no course of dealing between the Borrower, the Servicer, the Lender or the Operating

Agent, on the one hand, and the Collateral Agent, on the other hand, shall operate as a waiver of such right, power or privilege, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies expressly provided in this Agreement are cumulative and not exclusive of any rights or remedies which the Collateral Agent or the Secured Parties would otherwise have pursuant to law or equity. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of the other party to any other or further action in any circumstances without notice or demand.

         SECTION 10.05. Severability of Remedies. The invalidity of any remedy in any jurisdiction shall not invalidate such remedy in any other jurisdiction. The invalidity or unenforceability of the remedies herein provided in any jurisdiction shall not in any way affect the right of the enforcement in such jurisdiction or elsewhere of any of the other remedies herein provided.

         SECTION 10.06. Waiver of Appraisement. Each of the Borrower and the Servicer agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Borrower Collateral may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Borrower Collateral or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and each of the Borrower and the Servicer, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws to the extent they may prevent, hinder or delay the enforcement or foreclosure of the Agreement, and any and all right to have any of the properties or assets comprising the Borrower Collateral marshalled upon any such sale, and agrees that the Collateral Agent or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Borrower Collateral as an entirety or in such parcels as the Collateral Agent or such court may determine.

         SECTION 10.07. Power of Attorney. Each of the Borrower and the Servicer hereby irrevocably appoints the Collateral Agent its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the rights and remedies provided for in this

Article X, including with the following powers: (a) to give any necessary receipts or acquittance for amounts collected or received hereunder, (b) to make all necessary transfers of the Borrower Collateral in connection with any sale or other disposition made pursuant hereto, (c) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrower and the Servicer hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, and (d) to sign any agreements, orders or other documents in connection with or pursuant to this Agreement and any Related Document. Nevertheless, if so requested by the Collateral Agent or a purchaser of Borrower Collateral, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Agent or such purchaser all proper bills of sale, assignments, releases and other instruments as may be designated in any such request.

         SECTION 10.08. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral until the satisfaction of Section 6.08 of this Agreement.


                                   ARTICLE XI

                               SUCCESSOR SERVICER

         SECTION 11.01. Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (a) the performance of its duties hereunder has become impermissible under applicable law, and (b) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (a) above by an opinion of counsel to such effect delivered to the Lender, the Collateral Agent and the Operating Agent. No such resignation shall become effective until a successor servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 11.02.

         SECTION 11.02. Appointment of the Successor Servicer. In connection with the termination of the Servicer's responsibilities under this Agreement pursuant to Section 9.02 or 11.01, the Operating Agent shall (a) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations as Servicer (but not in any other capacity, including specifically not its obligations under Section 12.02) under this

Agreement (and except that the Operating Agent makes no representations and warranties pursuant to Section 4.03), or (b) appoint a successor servicer to the Servicer which shall be acceptable to the Collateral Agent and shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement (the Operating Agent, in such capacity, or such successor servicer being referred to as the "Successor Servicer"); provided, that the Successor Servicer shall have no responsibility for any actions of the Servicer prior to the date of its appointment as Successor Servicer. In selecting a Successor Servicer, the Operating Agent may obtain bids from any potential Successor Servicer and may agree to any bid it deems appropriate. The Successor Servicer shall accept its appointment by executing, acknowledging and delivering to the Operating Agent and the Collateral Agent an instrument in form and substance acceptable to the Operating Agent and the Collateral Agent.

         SECTION 11.03. Duties of the Servicer. At any time following the appointment of a Successor Servicer:

                 (a) The Servicer agrees that it will terminate its activities as Servicer hereunder in a manner acceptable to the Collateral Agent so as to facilitate the transfer of servicing to the Successor Servicer including, without limitation, timely delivery (i) to the Collateral Agent of any funds that were required to be remitted to the Collateral Agent for deposit in the Lockbox Account, and (ii) to the Successor Servicer, at a place selected by the Successor Servicer, of all Servicing Records and other information with respect to the Transferred Receivables. The Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitely vest and confirm in the Successor Servicer all rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

                 (b) The Servicer shall terminate each Sub-Servicing Agreement that may have been entered into and the Successor Servicer shall not be deemed to have assumed any of the Servicer's interest therein or to have replaced the Servicer as a party to any such Sub-Servicing Agreement.

         SECTION 11.04. Effect of Termination or Resignation. Any termination or resignation of the Servicer under this Agreement shall not affect any claims that the Borrower, the Collateral Agent, the Lender or the Operating Agent may have against the Servicer for events or actions taken or not taken by the Servicer arising prior to any such termination or resignation.

                                  ARTICLE XII

                                INDEMNIFICATION

         SECTION 12.01. Indemnities by the Borrower. (a) Without limiting any other rights that the Collateral Agent, the Lender, the Operating Agent, the Liquidity Agent, any Liquidity Lender, the Letter of Credit Agent or any Letter of Credit Provider or any director, officer, employee or agent of such party (each an "Indemnified Party") may have hereunder or under applicable law, the Borrower hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses, liabilities, obligations, damages, penalties, actions, judgments, suits, and related costs and expenses of any nature whatsoever, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts"), which may be imposed on, incurred by or asserted against an Indemnified Party in any way arising out of or relating to (i) any breach of the Borrower's obligations under this Agreement, (ii) the financing or the pledge of the Transferred Receivables, or (iii) any Receivable or any Contract, excluding, however, Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party. Without limiting or being limited by the foregoing, the Borrower shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from:

                          (A) reliance on any representation or warranty made or deemed made by the Borrower (or any of its officers) under or in connection with this Agreement, any Related Document or any report or other information delivered by the Borrower pursuant hereto which shall have been incorrect in any material respect when made or deemed made or delivered;

                          (B) the failure by the Borrower to comply with any term, provision or covenant contained in this Agreement, any Related Document or any agreement executed by it in connection with this Agreement or with any applicable law, rule or regulation with respect to any Transferred Receivable or its related Contract, or the nonconformity of any Transferred Receivable or its related Contract with any such applicable law, rule or regulation; or

                          (C) the failure to vest and maintain vested in the Borrower legal and equitable title to and ownership of the Receivables which are, or are purported to be,

                 Transferred Receivables, together with all Collections in respect thereof, free and clear of any Adverse Claim (except as permitted hereunder) whether existing at the time of the purchase of such Receivable or at any time thereafter, and to maintain or transfer to the Collateral Agent a first priority, perfected security interest therein.

                 (b)      Any Indemnified Amounts subject to the
indemnification provisions of this Section 12.01 not paid in accordance with
Article VI, to the extent that funds are available therefor in accordance with the provisions of Article VI, shall be paid to the Indemnified Party within five Business Days following demand therefor.

         SECTION 12.02. Indemnities by the Servicer. (a) Without limiting any other rights that an Indemnified Party may have hereunder or under applicable law, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts which may be imposed on, incurred by or asserted against an Indemnified Party in any way arising out of or relating to any breach of the Servicer's obligations under this Agreement, excluding, however, Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party. Without limiting or being limited by the foregoing, the Servicer shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from:

                          (i) reliance on any representation or warranty made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement, any Related Document or any report or other information delivered by the Servicer pursuant hereto which shall have been incorrect in any material respect when made or deemed made or delivered; or

                         (ii) the failure by the Servicer to comply with any term, provision or covenant contained in this Agreement, any Related Document or any agreement executed by it in connection with this Agreement or with any applicable law, rule or regulation with respect to any Transferred Receivable or its related Contract, or the imposition of any Adverse Claim (except as permitted hereunder) with respect to a Transferred Receivable as a result of the Servicer's actions hereunder.

                 (b)      Any Indemnified Amounts subject to the
indemnification provisions of this Section shall be paid to the Indemnified Party within five Business Days following demand therefor.


                                  ARTICLE XIII

                                OPERATING AGENT

         SECTION 13.01. Authorization and Action. The Operating Agent may take such action and carry out such functions under this Agreement as are delegated to it by the terms hereof, pursuant to the Operating Agent Agreement or otherwise contemplated hereby or thereby or are reasonably incidental thereto; provided, that the duties of the Operating Agent shall be determined solely by the express provisions of this Agreement and other than the duties set forth in Section 13.02 any permissive right of the Operating Agent hereunder shall not be construed as a duty.

         SECTION 13.02. Reliance, etc. None of the Operating Agent, any Affiliate thereof nor any of their respective directors, officers, agents or employees will be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement, the Program Documents or the Related Documents, except when caused by their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, and notwithstanding any term or provision hereof to the contrary, the Borrower, the Servicer and the Lender hereby acknowledge and agree that the Operating Agent
(a) acts as agent hereunder for the Lender and has no duties or obligations to, will incur no liabilities or obligations to, and does not act as an agent in any capacity for, the Borrower or the Parent, (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts,
(c) makes no warranty or representation hereunder and shall not be responsible for any statements, warranties or representations made in or in connection with this Agreement, the Program Documents or the Related Documents, (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the Program Documents or Related Documents on the part of the Borrower, the Servicer or the Lender or to inspect the property (including the books and records) of the Borrower, the Servicer or the Lender, (e) shall not be responsible to the Borrower, the Servicer or the Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto (including the Related Documents), (f) shall incur no liability under or in respect of this Agreement, the Program Documents or the Related Documents by acting upon any notice or communication (including a communication by telephone), consent, certificate or other instrument or writing believed by it to be genuine and signed, sent or communicated by the proper party or parties and (g) shall not be bound to make any investigation into the facts or matters stated in any notice or other communication hereunder and may rely on the accuracy of such facts or matters.

         SECTION 13.03. GE Capital and Affiliates. GE Capital and its Affiliates may generally engage in any kind of business with the Borrower, the Parent, the Servicer, the Lender or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of such parties or any of their respective Affiliates, all as if GE Capital were not the Operating Agent, and without the duty to account therefor to the Borrower, the Parent, the Servicer, the Lender or any other Person.


                                  ARTICLE XIV

                                 MISCELLANEOUS

         SECTION 14.01. Notices, Etc. All notices and other communications provided for hereunder, unless otherwise stated herein, shall be in writing and mailed or telecommunicated, or delivered as to each party hereto, at its address set forth on Schedule 6 or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall not be effective until received by the party to whom such notice or communication is addressed.

         SECTION 14.02. Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Servicer, the Lender, the Operating Agent and their respective permitted successors and assigns. Neither the Borrower nor the Servicer may assign any of their rights and obligations hereunder or any interest herein without the prior written consent of the Lender, the Collateral Agent and the Operating Agent and unless each Rating Agency shall have confirmed in writing to the Lender and the Operating Agent that such assignment would not result in a withdrawal or reduction of the then current rating by such Rating Agency of the Commercial Paper. The Lender, the Collateral Agent and the Operating Agent may, with the consent of the Borrower, the Parent and the Servicer (which consent shall not be reasonably withheld), assign any of their respective rights and obligations hereunder or interest herein to any Person. Any such assignee may further assign at any time its rights and obligations hereunder or interests herein without the consent of the Borrower, the Parent or the Servicer. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until its termination; provided, that the rights and remedies with respect to any breach of any representation and warranty made by the Borrower or the Servicer pursuant to Article IV and the indemnification and payment provisions of
Article XII shall be continuing and shall survive any termination of this Agreement.

         SECTION 14.03. Costs, Expenses and Taxes. (a) In addition to the rights of indemnification under Article XII hereof, the Borrower agrees to pay upon demand all reasonable costs and expenses and taxes (excluding income and similar taxes) incurred by the Lender, the Operating Agent or the Collateral Agent ("Other Costs") in connection with the administration (including periodic auditing, Rating Agency requirements, modification and amendment) of this Agreement, the Related Documents and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lender, the Operating Agent and the Collateral Agent with respect thereto and with respect to advising the Lender, the Operating Agent or the Collateral Agent as to its rights and remedies under this Agreement, the Related Documents and the other agreements executed pursuant hereto. The Borrower further agrees to pay within five Business Days after demand all reasonable costs, counsel fees and expenses in connection with the enforcement (whether through negotiation, legal proceedings or otherwise) of this Agreement, the Related Documents and the other agreements and documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this
Section 14.03 in accordance with the provisions of Article VI to the extent that funds are available therefor in accordance therewith.

                 (b) In addition, the Borrower shall pay on demand any and all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement, the Related Documents or the other agreements and documents to be delivered hereunder, and agrees to indemnify and save each Indemnified Party from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

                 (c) In the event that the Operating Agent determines that any of the costs referred to in paragraphs (a) or (b) above were in any part incurred on behalf of, or are attributable to the actions of, borrowers or sellers under Other Funding Agreements, the Borrower shall have no liability hereunder in excess of the Borrower's Share of such costs.

                 (d) If the Borrower or the Servicer fails to perform any agreement or obligation contained herein, the Lender, the Collateral Agent or the Operating Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of such party incurred in connection therewith shall be payable by the party which has failed to so perform upon the such party's demand therefor.

         SECTION 14.04. Confidentiality. Except to the extent otherwise required by applicable law or unless the Operating Agent shall otherwise consent in writing, the Borrower and the Servicer agree to maintain the confidentiality of this Agreement (and all drafts hereof and documents ancillary thereto) in its communications with third parties and otherwise and not to disclose, deliver or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel) the original or any copy of all or any part of this Agreement (or any draft hereof and documents ancillary thereto).

                 Each of the Lender and the Operating Agent agrees to exercise reasonable efforts to keep any non-public information delivered or made available to it pursuant to this Agreement or any other Related Document, which the Parent has identified in writing as confidential information, confidential from any Person other than officers, employees, agents, designees or representatives of such Lender or the Operating Agent who are or are expected to become engaged in evaluating, approving, structuring or administering this Agreement or any of the other Related Documents or any other transaction contemplated hereby or thereby; provided, that nothing herein shall prevent the Operating Agent or the Lender from disclosing such information (i) to any bona fide prospective or actual Liquidity Lender or Letter of Credit Provider that has agreed in writing to comply with this Section 14.04; (ii) to any of its Affiliates to the extent any such Affiliate requires such information in the ordinary course of the Operating Agent's or the Lender's credit committee or asset management procedures; (iii) to any rating agency, or any of the Operating Agent's or the Lender's legal counsel, accountants, and other professional advisors; (iv) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process; or (v) as required in connection with the exercise of any remedy under this Agreement or any of the other Related Documents; provided, further, that a determination by the Operating Agent or the Lender as to the application of the circumstances described in the foregoing clauses (i) through (v) will be conclusive if made in good faith.

         SECTION 14.05. No Proceedings. The Borrower and the Servicer each hereby agree that it will not, directly or indirectly, institute, or cause to be instituted, against the Lender any proceeding seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or any of its Debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) so long as there shall not have elapsed one year plus one day since the latest maturing Commercial Paper have been paid in full in cash.

         SECTION 14.06. Amendments; Waivers; Consents. No modification, amendment or waiver of or with respect to any provision of this Agreement, the Related Documents or any other agreements, instruments and documents delivered pursuant hereto, nor consent to any departure by the Borrower or the Servicer from any of the terms or conditions thereof, shall be effective unless (i) it shall be in writing and signed by each of the parties hereto and (ii) each Rating Agency shall have confirmed in writing to the Lender and the Operating Agent that such modification, termination or waiver would not result in a withdrawal or reduction of the then current rating by such Rating Agency of the Commercial Paper. Any waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand on the Borrower, the Parent or the Servicer in any case shall, in itself, entitle it to any other consent or further notice or demand in similar or other circumstances. This Agreement, the Related Documents and the documents referred to therein embody the entire agreement among the Borrower, the Lender, the Operating Agent, the Collateral Agent and the Servicer and supersede all prior agreements and understandings relating to the subject hereof.

         SECTION 14.07. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

                 (b) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE

STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESSES SET FORTH ON THE ATTACHED SCHEDULE 6, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER, AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION 14.07(b) SHALL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT EITHER'S RIGHT TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

                 (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

         SECTION 14.08. Execution in Counterparts; Severability. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation shall not in any way be affected or impaired thereby in such jurisdiction and the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation shall not be impaired thereby in any other jurisdiction.

         SECTION 14.09. Descriptive Headings. The descriptive headings of the various sections of this Agreement are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.


                                 CARLISLE PLASTICS FUNDING
                                   CORPORATION


                                 By /s/ Marie B. Humbert
                                   ---------------------------------
                                 Title:  Vice President and
                                          Assistant Secretary


                                 REDWOOD RECEIVABLES CORPORATION


                                 By /s/ James E. O'Connell, III
                                   ---------------------------------
                                 Title:  Vice President


                                 CARLISLE PLASTICS, INC., as
                                   Servicer


                                 By /s/ Rajiv P. Bhatt
                                   ---------------------------------
                                 Title:  Chief Financial Officer


                                 GENERAL ELECTRIC CAPITAL
                                   CORPORATION, as Operating Agent
                                   and Collateral Agent


                                 By  /s/ N. A. Gaudino
                                    --------------------------------
                                 Title:

                                                                      Schedule 4



                             INCOME DISCOUNT AMOUNT


Income Discount Amount    =       Borrowing Rate Discount Amount
                                + Interest Volatility Discount Amount
                                + Unused Facility Fee Discount Amount
                                + Servicing Fee Discount Amount



#1  Borrowing Rate        =       Advances Outstanding
      Discount Amount           x Borrowing Rate
                                x Liquidation Term Factor

#2  Interest Volatility   =       Advances Outstanding
      Discount Amount           x Interest Volatility Percentage
                                x Liquidation Term Factor

#3  Unused Facility Fee   =       Unused Facility Amount
      Discount Amount           x Unused Facility Fee Rate
                                x Liquidation Term Factor

#4  Servicing Fee         =       Outstanding Balances of Transferred
      Discount Amount               Receivables
                                x Servicing Fee Rate
                                x Liquidation Term Factor

#5  Borrowing Rate        =       Daily Borrowing Rate (see
                                    Schedule 5)
                                x 360

#6  Liquidation Term      =       Expected Liquidation Period/360
      Factor

#7  Unused Facility       =       Maximum Facility Commitment
      Amount                    - Advances Outstanding


                 "Expected Liquidation Period" means the weighted average days required to liquidate the Receivables, as determined by the Operating Agent from time to time (as of the Effective Date the Expected Liquidation Period will be 49 days).

                 "Interest Volatility Percentage" means the maximum increase in interest rates anticipated over the expected liquidation term, as determined from time to time by the Collateral Agent (as of the Effective Date the Interest Volatility Percentage will be 0.1%.)

                                    EXAMPLE

Income Discount Amount =

                   Borrowing Rate Discount Amount      = $320,539
                 + Interest Volatility Discount Amount =    4,083
                 + Unused Facility Fee Discount Amount =    1,701
                 + Servicing Fee Discount Amount       =   68,055
                                                          -------
                                                         $394,378
Input Table:                                              =======


A.       Outstanding Balance of Transferred Receivables:  $50,000,000
B.       Maximum Facility Commitment:  $35,000,000
C.       Advances Outstanding:  $30,000,000
D.       Daily Borrowing Rate (Post-Termination):  0.0218%
E.       Unused Facility Fee Rate:  0.25%
F.       Servicing Fee Rate:  1.0%
G.       Average expected term to liquidate Receivables:  49 days
H.       Interest Volatility Percentage:  0.1%


Calculations:
- - ------------

#7.      Unused Facility           =       B - C
           Amount                  =       $35,000,000 - $30,000,000
                                   =       $5,000,000
                                           ----------

#6.      Liquidation Term          =       G / 360
           Factor                  =       49 / 360
                                   =       0.13611
                                           -------

#5.      Borrowing Rate            =       D x 360
                                   =       0.0218% x 360
                                   =       7.85%
                                           -----

#1.      Borrowing Rate            =       C x #5 x #6
           Discount Amount         =       $30,000,000 x 7.85% x 0.13611
                                   =       $320,539
                                           --------

#2.      Interest Volatility       =       C x H x #6
           Discount Amount         =       $30,000,000 x 0.1% x 0.13611
                                   =       $4,083
                                           ------

#3.      Unused Facility Fee       =       #7 x E x #6
           Discount Amount         =       $5,000,000 x 0.25% x 0.13611
                                   =       $1,701
                                           ------

#4.      Servicing Fee             =       A x F x #6
           Discount Amount         =       $50,000,000 x 1.0% x 0.13611
                                   =       $70,932
                                           -------

                                                                      Schedule 5



                          DETERMINATION OF "INTEREST"



MONTHLY INTEREST EXPENSE  =       SUM OF DAILY INTEREST FOR THE
                                  SETTLEMENT PERIOD

#1)      Daily Interest   =       Daily Borrowing Rate x Advances
                                  Outstanding on the preceding day

#2)      Daily Borrowing Rate:

         (a) Pre-Termination =    Daily Interest Rate + Daily Margin

         (b) Post-Termination =   Daily Interest Rate + Daily Margin
                                  + Daily Default Margin

#3)      Daily Interest Rate =    [Daily Weighted Average CP Rate +
                                  Daily Weighted Average Liquidity
                                  Rate] x [Redwood Funding Factor +
                                  Borrower LOC Funding Factor]
#4)      Daily Weighted Average
         CP Rate =                [Commercial Paper Outstanding/
                                  Senior Debt] x [Dollar Weighted
                                  Average CP Rate/360 Days]

#5)      Daily Weighted Average
         Liquidity Rate =         [Liquidity Loans Outstanding/Senior
                                  Debt] x [Liquidity Rate/360 Days]

#6)      Liquidity Interest
         Rate =                   Greater of NYCHA Prime or 30 Day CP

#7)      Daily Margin and
         Daily Default Margin =   1.25% per annum and 3.00% per
                                  annum/360 Days, respectively

#8)      Senior Debt =            CP Outstanding + Liquidity Loans
                                  Outstanding

#9)      Redwood Funding Factor = Redwood Debt/Total Fundings
                                  Outstanding

#10)     Borrower LOC Funding
         Factor  =                Borrower LOC Deposits/Advances
                                  Outstanding

Definitions

                 "Borrower LOC Deposits" means an amount equal to the product of (a) LOC Deposits and (b)(i) the portion of LOC Draws Outstanding allocated to the RFC, divided by (ii) LOC Draws Outstanding.

                 "LOC Deposits" means, for any day, the amount, if any, of proceeds from LOC Draws Outstanding not used to pay maturing Commercial Paper or Liquidity Loans and remaining in the Collateral Account at the end of such day.

                 "LOC Draws" means any payments made to the Lender in respect of the Letter of Credit.

                 "LOC Draws Outstanding" means, at any time, (a) any LOC Draws to date minus (b) any payments made prior to such time to reimburse such LOC Draws.

                 "Redwood Debt" means, at any time, the aggregate of the Lender's Senior Debt, plus LOC Draws Outstanding, minus LOC Deposits for all RFCs at such time.

                 "RFC" means a receivables financing company that either sells receivables to the Lender or makes borrowings from the Lender secured by receivables.

                 "Total Fundings Outstanding" means, at any time, the aggregate of the Advances Outstanding at such time, plus the amounts corresponding to Advances Outstanding for all other RFCs that have pledged receivables as collateral for such advances from the Lender at such time, plus the purchases outstanding for all other RFCs as sellers of receivables to the Lender at such time.

                                                                      Schedule 9


                          SERVICER FINANCIAL COVENANTS


         1. The Servicer shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP, consistently applied:

                 (a) Maximum Capital Expenditures. The Servicer and its Subsidiaries on a consolidated basis shall not make Capital Expenditures during the following periods that exceed in the aggregate the amounts set forth opposite each of such periods:

                                                Aggregate Maximum
            Period Covered                     Capital Expenditures
            --------------                     --------------------
        January 1, 1994 through                    $16,000,000
        December 31, 1994

        January 1, 1995 through                    $12,000,000
        December 31, 1995

        January 1, 1996 through                    $12,000,000
        December 31, 1996

        January 1, 1997 through                    $12,000,000
        December, 31, 1997

                 (b) Minimum Net Worth. The Servicer and its Subsidiaries on a consolidated basis shall have, as at each of the dates set forth below (and shall maintain at all times during the period from and including such date through but excluding the next date immediately succeeding such date), Net Worth equal to or greater than the amount set forth opposite such date:

                 Date                         Minimum Net Worth
                 ----                         -----------------
        June 30, 1994                       The higher of $66,000,000
                                            or Equity as of April 30,
                                            1994

        September 30, 1994                  The higher of $66,000,000
                                            or Equity as of April 30,
                                            1994

        December 31, 1994                           $68,000,000

        March 31, 1995                              $69,400,000

        June 30, 1995                               $71,300,000

        December 31, 1995                           $75,800,000

                 June 30, 1996                      $78,000,000

                 December 31, 1996                  $83,100,000

                 (c) Minimum Interest and Taxes Coverage Ratio. The Servicer and its Subsidiaries on a consolidated basis shall have a ratio of (i) EBITDA to (ii) Interest Expense and taxes (as stated in the Servicer's consolidated statement of income), in each case measured as at each of the dates set forth below, for each of the periods set forth opposite such dates, of not less than the amount set forth opposite each such period and date:

                                                             Minimum Interest
                                                                 and Taxes
     Date                       Period Covered                Coverage Ratio
     ----                       --------------                --------------
June 30, 1994               July 1, 1993 through               2.2 to 1.0
                            June 30, 1994

September 30, 1994          October 1, 1993 through            2.2 to 1.0
                            September 30, 1994

December 31, 1994           January 1, 1994 through            2.2 to 1.0
                            December 31, 1994

March 31, 1995              April 1, 1994 through              2.1 to 1.0
                            March 31, 1995

June 30, 1995               July 1, 1994 through               2.1 to 1.0
                            June 30, 1995

September 30, 1995          October 1, 1994 through            2.1 to 1.0
                            September 30, 1995

December 31, 1995           January 1, 1995 through            2.1 to 1.0
                            December 31, 1995

March 31, 1996              April 1, 1995 through              2.1 to 1.0
                            March 31, 1996

June 30, 1996               July 1, 1995 through               2.1 to 1.0
                            June 30, 1996

September 30, 1996          October 1, 1995 through            2.1 to 1.0
                            September 30, 1996

December 31, 1996           January 1, 1996 through            2.1 to 1.0
                            December 31, 1996

                 (d) Minimum Fixed Charges Coverage Ratio. The Servicer and its Subsidiaries on a consolidated basis shall have a ratio of (i) EBITDA to
(ii) Fixed Charges, in each case measured as at each of the dates set forth below, for each of the periods set forth opposite such dates, of not less than the amount set forth opposite each such period and date:

                                                               Minimum Fixed
                                                                   Charges
     Date                       Period Covered                 Coverage Ratio
     ----                       --------------                 ---------------
June 30, 1994               July 1, 1993 through                1.5 to 1.0
                            June 30, 1994

September 30, 1994          October 1, 1993 through             1.5 to 1.0
                            September 30, 1994

December 31, 1994           January 1, 1994 through             1.5 to 1.0
                            December 31, 1994

March 31, 1995              April 1, 1994 through               1.4 to 1.0
                            March 31, 1995

June 30, 1995               July 1, 1994 through                1.4 to 1.0
                            June 1, 1995

September 30, 1995          October 1, 1994 through             1.4 to 1.0
                            September 30, 1995

December 31, 1995           January 1, 1995 through             1.4 to 1.0
                            December 31, 1995

March 31, 1996              April 1, 1995 through               1.4 to 1.0
                            March 31, 1996

June 30, 1996               July 1, 1995 through                1.4 to 1.0
                            June 30, 1996

September 30, 1996          October 1, 1995 through             1.4 to 1.0
                            September 30, 1996

December 31, 1996           January 1, 1996 through             1.4 to 1.0
                            December 31, 1996

                 (e) Maximum Funded Debt to Equity Ratio. The Servicer and its Subsidiaries on a consolidated basis shall have and shall maintain at all times from March 9, 1994 through and including March 9, 1997 a ratio of (i) Funded Debt to (ii) Equity of not more than 3.0 to 1.0

                 (f) For all purposes of the financial covenants set forth in this Schedule 9, financial information for periods prior to March 9, 1994 shall be restated on a pro forma basis as though the transactions contemplated by the Credit Agreement had occurred at the time of such previous measurement dates.
Section 2 of this Schedule 9 sets forth certain financial information to be used for financial covenant calculations which has been so restated on a pro forma basis for periods prior to March 9, 1994.

         2. (a) For all purposes of the financial covenants set forth in this Schedule 9, EBITDA shall be restated on a pro forma basis to be the following amounts during the following periods:

                 Period                                        EBITDA
                 ------                                        ------
         July 1, 1993 through                               $16,520,000
         September 30, 1993

         October 1, 1993 through                            $13,778,000
         December 31, 1993

         January 1, 1994 through                            actual EBITDA for
         March 31, 1994                                     the period

                 (b) For all purposes of the financial covenants set forth in this Schedule 9, Interest Expense shall be restated on a pro forma basis to be the following amounts during the following periods:

                 Period                                   Interest Expense
                 ------                                   ----------------
         July 1, 1993 through                               $3,894,000
         September 30, 1993

         October 1, 1993 through                            $3,529,000
         December 31, 1993

         January 1, 1994 through                            $3,875,000
         March 31, 1994

                 (c) For all purposes of the financial covenants set forth in this Schedule 9, taxes (as stated in the Servicer's consolidated statement of income) shall be restated on a pro forma basis to be the following amounts during the following periods:

                 Period                                        taxes
                 ------                                        -----
         July 1, 1993 through                               $2,196,000
         September 30, 1993

         October 1, 1993 through                            $1,379,000
         December 31, 1993

         January 1, 1994 through                            actual taxes for
         March 31, 1994                                     the period

         (d)     For all purposes of the financial covenants set forth in this
Schedule 9, debt amortization1/ shall be restated on a pro forma basis to be the following amounts during the following periods:

                 Period                                  debt amortization
                 ------                                  -----------------
         July 1, 1993 through                               $1,988,000
         September 30, 1993

         October 1, 1993 through                            $1,988,000
         December 31, 1993

         January 1, 1994 through                            $2,075,000
         March 31, 1994

         3. (a) Capitalized terms used in this Schedule 9 and not defined in the Funding Agreement shall have the following respective meanings:

                 "Capital Expenditures" shall mean all payments for any fixed assets or improvements, or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP, and, in any event, shall include Capital Lease Obligations and all asset purchases secured by purchase money security interests.

                 "Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet, other than, any such lease under which such Person is the lessor.

                 "Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.





____________________
 1/    Defined in the definition of Debt Service Charges to mean
 "regularly scheduled payments of principal on Funded Debt".

                 "Credit Agreement" shall mean, the Credit Agreement between and among the Servicer, as Borrower, Poly-Tech, Inc., A&E Products (Far East) Ltd., Plasticos Bajacal S.A. de C.V., Rhino-X Industries, Inc., A&E Korea, Ltd., American Western Corporation and AWC Transportation Corporation, as Co-Obligors, and General Electric Capital Corporation, as Agent and Lender.

                 "Debt Service Charges" shall mean, with respect to the Servicer and its Subsidiaries on a consolidated basis, for any fiscal period of the Servicer, the sum of (i) Interest Expense in respect of Funded Debt plus
(ii) regularly scheduled payments of principal on Funded Debt, in each case of the Servicer and its Subsidiaries for such period.

                 "EBITDA" shall mean, with respect to the Servicer and its Subsidiaries on a consolidated basis, for any fiscal period of the Servicer (i) Net Income plus (ii) to the extent deducted in determining Net Income, Interest Expense and taxes (as stated in the Servicer's consolidated statement of income) plus (iii) to the extent deducted in determining Net Income, depreciation, amortization and other similar non-cash charges minus (iv) to the extent added in determining Net Income, extraordinary gains plus (v) to the extent deducted in determining Net Income, extraordinary losses.

                 "Equity" shall mean the assets of the Servicer and its Subsidiaries on a consolidated basis less (i) reserves applicable thereto and
(ii) the liabilities of the Servicer and its Subsidiaries on a consolidated basis, all as determined in accordance with GAAP.

                 "Fixed Charges" shall mean, with respect to the Servicer and its Subsidiaries on a consolidated basis, for any fiscal period of the Servicer, the sum of (i) Debt Service Charges plus (ii) taxes (as stated in the Servicer's consolidated statement of income), in each case of the Servicer for such period.

                 "Funded Debt" shall mean, with respect to the Servicer and its Subsidiaries, on a consolidated basis, all of its Indebtedness which by the terms of the agreement governing or instrument evidencing such Indebtedness matures more than one year from or is directly or indirectly renewable or extendible at its option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, including in each instance current maturities of long-term debt (and the current portion of long-term debt in the last year of its term), revolving credit and short-term debt extendible beyond one year at the option of the debtor, and shall also include, without limitation, Indebtedness arising under or in connection with any interest rate swap agreement or arrangements, the Revolving Credit Loan, the Letter of Credit Obligations and the other Obligations.

                 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.

                 "Indebtedness" of any Person shall mean (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but excluding obligations to trade creditors incurred in the ordinary course of business), (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all Capital Lease Obligations, (v) all obligations arising under or in connection with any interest rate swap agreement or arrangements, (vi) all Indebtedness referred to in clause (i),
(ii), (iii), (iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) the Obligations, and (viii) all liabilities under Title IV of ERISA.

                 "Interest Expense" shall mean, for any fiscal period of the Servicer, interest expense of the Servicer for such period in respect of Funded Debt, excluding the amortization of capitalized debt transaction costs.

                 "Net Income" shall mean, with respect to the Servicer and its Subsidiaries on a consolidated basis, for any fiscal period, the Servicer's consolidated net income (or loss) after income and franchise taxes and shall have the meaning given such term by GAAP; provided, that, there shall be specifically excluded therefrom net income of any Person that is not a, direct or indirect, wholly-owned Subsidiary of the Servicer, unless received by the Servicer in cash.

                 "Net Worth" shall mean the sum of (i) the higher of $66,000,000 or Equity as of April 30, 1994 plus (ii) Net Income since April 30, 1994 through and including the applicable measurement date.

                 "Revolving Credit Advance" shall have the meaning assigned to it in Section 1.1(a) of the Credit Agreement.

                 "Subordinated Debt" shall mean any Indebtedness issued or otherwise owing by the Servicer in favor of any Subsidiary or by any Subsidiary in favor of the Servicer (a) the payment of which is subordinated to the payment of the Obligations in form and substance satisfactory to Agent in its sole discretion and (b) which is incurred pursuant to documentation or entry in the financial records of the Servicer or a Subsidiary, as applicable, in form and substance satisfactory to Agent in its sole discretion. Subordinated Debt shall include, without limitation, Indebtedness of the Subsidiaries in favor of the Servicer set forth on Schedule 6.3A of the Credit Agreement and any extensions, renewals, substitutions, refinancings or replacements permitted by
Section 6.3 of the Credit Agreement and Indebtedness of the Subsidiaries in favor of the Servicer expressly permitted by Section 6.3 of the Credit Agreement.

                 "Subsidiary" shall mean, with respect to any Person, (i) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise and (ii) any partnership in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner. Unless otherwise expressly provided, all references in this
Schedule 9 to a "Subsidiary" shall mean a Subsidiary of the Servicer.

                 "Taxes" shall mean taxes, levies, imposts, duties, deductions, Charges or withholdings of whatsoever nature, and all liabilities with respect thereto, imposed by any domestic or foreign government or any subdivision or taxing authority thereof.

                 (b) Any accounting term used in this Schedule 9 shall have, unless otherwise specifically provided in this Schedule 9, the meaning customarily given such term in accordance with GAAP, and all financial computations shall be computed, unless otherwise specifically provided in this
Schedule 9, in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. In the event that any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in this Schedule 9 then the Servicer, parties to the Funding Agreement agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Servicer's and its Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. "Accounting Changes" means (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), and (ii) changes in accounting principles concurred in by the Servicer's certified public accountants. In the event, if any, that the parties to the Funding Agreement shall have agreed upon the required amendments, then after such agreement has been evidenced in writing and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in this Schedule 9 shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If the parties to the Funding Agreement cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all financial statements delivered and all calculations of financial covenants and other standards and terms in accordance with this Schedule 9 shall be prepared, delivered and made without regard to the underlying Accounting Change.

                 (c) All other undefined terms contained in this Schedule shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of New York to the extent the same are used or defined therein. References to Persons include their respective permitted successors and assigns or, in the case of a Governmental Authority, Persons succeeding to the relevant functions of such Persons. All references to statutes and related regulations shall include all amendments of same and any successor or replacement statutes and regulations.